As filed with the Securities and Exchange Commission on October 31, 2003
                                                     Registration No. 333-107233

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ASSURE ENERGY, INC.
--------------------------------------------------------------------------------
                 (Name of Small Business Issuer in its Charter)

           Canada                          1311                     None
--------------------------------------------------------------------------------
(State or jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
incorporation organization)    Classification Code Number)   Identification No.)


           2750-140 4th Avenue S.W., Calgary, Alberta, Canada T2P 3N3
                                 (403) 266-2787
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                          Copies of communications to:

                            Adam S. Gottbetter, Esq.
                           Gottbetter & Partners, LLP
                                630 Third Avenue
                            New York, New York 10017

Approximate  date  of  commencement  of  proposed  sale  to  the  public:   Upon
consummation of the continuance described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                         CALCULATION OF REGISTRATION FEE

Title of each class of             Amount to be      Proposed               Proposed              Amount of
securities to be registered        registered        maximum aggregate      aggregate offering    registration fee
                                                     offering price         price
                                                     per share
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value        16,433,000      $3.025(1)             $49,709,825(1)       $4,573.30(1)

Common Stock, $.001 par value         1,548,100      $4.345(2)             $6,726,495(2)        $618.84(2)
                                    -----------      ------                ----------           ---------
Total                               17,981,100                                                  $5,192.14(3)
                                    ===========                                                 =========


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, on the basis of the average of the bid and ask prices reported on July 17, 2003 on the over-the-Counter Bulletin Board for the common stock, par value $.001 per share, of Assure Energy, Inc., a Nevada corporation which will become common stock, $.001 par value, of Assure Energy, Inc., an Alberta Canada corporation, on a one-for-one basis pursuant to the continuance and conversion described in this Registration Statement. Payment of the registration fee for these shares was made at the time of the original filing of the Registration Statement on July 22, 2002.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, on the basis of the average of the bid and ask prices reported on October 24, 2003 on the over-the-Counter Bulletin Board for the common stock, par value $.001 per share, of Assure Energy, Inc., a Nevada corporation which will become common stock, $.001 par value, of Assure Energy, Inc., a Canadian corporation, on a one-for-one basis pursuant to the continuance and conversion described in this Registration Statement.

(3)       Includes $4,573.30 previously paid.

                            -------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                               ASSURE ENERGY, INC.
                            2750-140 4th Avenue, S.W.
                        Calgary, Alberta, Canada T2P 3N3


                        17,981,100 SHARES OF COMMON STOCK

Our board of directors and persons holding a majority of our outstanding common shares have approved a plan of continuance and conversion that will change our domicile from Nevada to Alberta, Canada. We presently have 17,981,100 shares of common stock issued and outstanding and will have 17,981,100 shares of common stock outstanding at the effective time of our reincorporation in Alberta.

Our common stock is currently listed for trading on the NASD Over-The-Counter Bulletin Board (the "OTCBB") under the symbol ASUR. Upon the effectiveness of our reincorporation in Alberta we will be considered a foreign private issuer under the Securities Act of 1933, as amended and our common stock is expected to be listed for trading on the OTCBB under the symbol ASURF.

SEE "RISK FACTORS," BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN RISKS, INCLUDING TAX EFFECTS, RELATING TO THE CONVERSION AND THE OWNERSHIP OF OUR COMMON SHARES.

PLEASE NOTE THAT NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                                October 31, 2003

                                TABLE OF CONTENTS

                                                                  PAGE
SUMMARY
The Company ..................................................    5
Factors You Should Consider ..................................    5
SUMMARY FINANCIAL INFORMATION ................................    5
RISK FACTORS .................................................   10
Risks Relating to the Continuance ............................   10
Risks Relating to the Company ................................   11
CONTINUANCE AND CONVERSION ...................................   14
DISSENTERS' RIGHTS ...........................................   16
MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES ..............   19
MATERIAL CANADIAN TAX CONSEQUENCES ...........................   23
COMPARATIVE RIGHTS OF STOCKHOLDERS ...........................   26
ACCOUNTING TREATMENT .........................................   34
BUSINESS OF ASSURE ENERGY, INC ...............................   34
LEGAL PROCEEDINGS ............................................   43
MANAGEMENT'S DISCUSSION AND ANALYSIS
     OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ........   44
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS .....   45
MANAGEMENT ...................................................   49
EXECUTIVE COMPENSATION .......................................   50
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ...............   54
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                                                                 55
DESCRIPTION OF CAPITAL STOCK .................................   57
EXPERTS ......................................................   60
LEGAL MATTERS ................................................   60
AVAILABLE INFORMATION ........................................   60
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING
     STATEMENTS ..............................................   61
FINANCIAL STATEMENTS OF ASSURE ENERGY, INC ...................   F-1

                                     SUMMARY

THIS SUMMARY PROVIDES AN OVERVIEW OF THE INFORMATION CONTAINED IN THIS PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER. THEREFORE, YOU SHOULD ALSO READ THE MORE DETAILED INFORMATION SET FORTH IN THIS DOCUMENT, INCLUDING THE FINANCIAL STATEMENTS OF THE COMPANY. THE SYMBOL "$" REFERS TO UNITED STATES DOLLARS.

In this prospectus, unless otherwise indicated or the context otherwise requires, we will refer to Assure Energy, Inc., a Nevada corporation herein referred to as Assure Nevada and Assure Energy, Inc, an Alberta Canada corporation herein referred to as Assure Canada as "we", "us", "our" or "the Company". The procedure by which we will change our domicile from Nevada to Alberta, Canada is referred to as a conversion or a continuance.

THE COMPANY

We are actively engaged in the exploration, development, acquisition and production of petroleum and natural gas properties primarily located in Western Canada. We own varying interests through farmout participations, asset purchases, and acquisitions of crown land rights of both producing and prospective oil and gas properties. For a more detailed discussion of our operations see "Business of Assure Energy, Inc." beginning on page 34. Our principal executive office is located at 2750-140 4th Avenue, S.W., Calgary, Alberta, Canada, telephone (403) 266-2787.

After the continuance, we will be a Canadian corporation governed by the Alberta Business Corporations Act. We will continue to conduct the business in which we are currently engaged. Our operations and employees presently exist entirely within Canada, and therefore there will be no material effect on operations. Our business and operations following the conversion will be identical in most respects to our current business, except that we will no longer be subject to the corporate laws of the State of Nevada but will be subject to the Alberta Business Corporations Act. The Alberta company hereinafter referred to as Assure Canada, will be liable for all the debts and obligations of the Nevada company, hereinafter referred to as Assure Nevada, and the officers and directors of the Alberta company will be the officers and directors of the Nevada company. The material differences between the laws will not materially affect our business but will affect your rights as a stockholder. The differences between the applicable laws of the two jurisdictions is discussed in greater detail under the heading "Comparative Rights of Stockholders" beginning on page 26.

FACTORS YOU SHOULD CONSIDER

The conversion, which will have the effect of transferring our domicile from Nevada to Alberta, Canada will not have any effect on your relative equity or voting interests in our business. You will continue to hold exactly the same number and type of shares which you currently hold. The continuance will, however, result in changes in your rights and obligations under applicable corporate laws. In addition, the continuance may have tax consequences for you.

REASONS FOR THE CONVERSION

We believe that the continuance to Alberta Canada will more accurately reflect our operations, all of which are based in Canada. Since entering our current line of business, we have not had any operations in the U.S. We also believe the continuance to Alberta, Canada may enable us to benefit from new financing opportunities that may be available to us as a Canadian corporation.

RISK FACTORS RELATED TO THE CONVERSION TRANSACTION

Factors such as possible adverse tax consequences and stock price volatility of our common stock following the continuance may affect your interest in owning Assure Canada common shares. In evaluating the merits of the proposed conversion, you should carefully consider the risk factors included in this prospectus beginning on page 10.

MATERIAL TAX CONSEQUENCES FOR STOCKHOLDERS

The following is a brief summary of the material tax consequences the continuance will have for stockholders. Stockholders should consult their own tax advisers with respect to their particular circumstances. A more detailed summary of the factors affecting the tax consequences for stockholders is set out under "Material United States Federal Tax Consequences" and "Material Canadian Income Tax Consequences."

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

On the date of the continuance, the Nevada company must recognize any gain but not any losses to the extent that the fair market value of any of its assets exceeds its taxable basis in such assets. The calculation of any potential gain will need to be made separately for each asset held. No loss will be allowed for any asset that has a taxable basis in excess of its fair market value. We do not believe that any of our assets have a fair market value which is greater or significantly greater than their respective tax basis. Accordingly, we do not expect to recognize material taxable gains as a result of the continuance.

U.S. holders of our stock will not be required to recognize any gain or loss as a result of the continuance. A U.S. stockholder's adjusted basis in the shares of the Alberta company will be equal to such stockholder's adjusted basis in the shares of the Nevada company. A U.S. stockholder's holding period in the shares of the Alberta company will include the period of time during which such stockholder held his or her shares in the Nevada company. For a more complete discussion of the U.S. Income Tax Consequences, please see "Material United States Federal Income Tax Consequences" beginning on page 19.

CANADIAN INCOME TAX CONSEQUENCES

On our continuance to Alberta, Canada, the Alberta company will be deemed to dispose of and to immediately re-acquire its assets at their fair market value. If the fair market value of the assets exceed the taxable basis in the assets a tax will be due. Pre-continuance losses are available for use in Alberta.

A Canadian stockholder will not realize a disposition of their Nevada shares on the continuance to Alberta. To the extent a deemed dividend is paid by the Nevada company to a Canadian stockholder, the amount of the dividend will be included in their income. For a more complete discussion of the Canadian Income Tax Consequences, please see "Material Canadian Income Tax Considerations" beginning on page 23.

HOW THE CONVERSION WILL AFFECT YOUR RIGHTS AS A STOCKHOLDER

You will continue to hold the same shares you now hold following the continuance of the company to Alberta, Canada. However, the rights of stockholders under Nevada law differ in certain substantive ways from the rights of stockholders under the Alberta Business Corporations Act. Examples of some of the changes in stockholder rights which will result from continuance are:

         o Under Nevada law, unless otherwise provided in the charter, stockholders may act without a meeting by written consent of the majority of the voting power of the outstanding common stock entitled to vote on the matter, and notice need not be given to stockholders. Under Alberta law, stockholders may only act by way of a resolution passed at a duly called meeting unless all stockholders otherwise entitled to vote consent in writing.

         o Under Nevada law, a charter amendment requires approval by vote of the holders of a majority of the outstanding stock. Under Alberta law, an amendment to a corporation's charter requires approval by the holders of a two-thirds majority of the outstanding stock represented in person or by proxy.

         o Dissenter's rights are available to stockholders under more circumstances under Alberta law than under Nevada law.

         o Stockholders have a statutory oppression remedy under Alberta law that does not exist under Nevada law. It is similar to the common law action in Delaware for breach of fiduciary duty, but the Alberta remedy does not require stockholders to prove that the directors acted in bad faith.

         o A director's liability may not be limited under Alberta law as it may under Nevada law.

         o Under Nevada law, unless otherwise provided in the charter or by-laws, a majority of the voting power constitutes a quorum for the transaction of business at a shareholders' meeting. In all matters, other than the elections of directors, the affirmative vote of the majority of shares present in person or by proxy constitutes the act of the stockholders. Under Alberta law, unless otherwise provided in the by-laws, a majority of the voting power constitutes a quorum for the transaction of business at a shareholders' meeting. However, Alberta companies may provide that a quorum is deemed present when as little as 5% of the issued and outstanding share capital is present. Our proposed by-laws contain a provision that provides a quorum is deemed present when 12.5% or more of the issued and outstanding share capital is present. Except where the Alberta Business Corporation Act requires approval by a special resolution, being approved by a two-thirds majority of the shares present in person or represented by proxy and entitled to vote on the resolution, a simple majority of the shares present in person or represented by proxy and entitled to vote on a resolution is required to approve a resolution properly brought before the shareholders.

For a more detailed discussion of the differences in the rights of stockholders under Nevada and Alberta law see "Comparative Rights of Stockholders" beginning on page 26.

PRICE VOLATILITY

We cannot predict what effect the continuance will have on the market price prevailing from time to time or the liquidity of our shares.

ACCOUNTING TREATMENT OF THE CONVERSION

For U.S. accounting purposes, conversion of our company from a Nevada corporation to an Alberta one represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost, in accordance with the guidance for transactions between entities under common control in Statement of Financial Accounting Standards No. 141, Business Combinations. The historical comparative figures of Assure Canada will be those of Assure Nevada.

Upon the effective date of the conversion, we will be subject to the securities laws of the province of Alberta. We will qualify as a foreign private issuer in the United States. Before our continuance in Alberta, Canada, we prepared our consolidated financial statements in accordance with generally accepted accounting principles ("GAAP") in the United States. As a Canadian domestic issuer, we will be required to prepare our annual and interim consolidated financial statements in accordance with Canadian generally accepted accounting principles. For purpose of our annual disclosure obligations in the United States, we will annually file in the United States consolidated financial statements prepared in accordance with Canadian GAAP together with a reconciliation to US GAAP.


                          SUMMARY FINANCIAL INFORMATION

THE FOLLOWING SUMMARY FINANCIAL INFORMATION FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001 INCLUDES BALANCE SHEET AND STATEMENT OF OPERATIONS DATA FROM THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF ASSURE NEVADA. THE SUMMARY FINANCIAL INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 2003 INCLUDES
BALANCE SHEET AND STATEMENT OF OPERATIONS DATA FROM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF ASSURE NEVADA. THE INFORMATION CONTAINED IN THIS TABLE SHOULD BE READ IN CONJUNCTION WITH OUR "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND THE CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCLUDED HEREIN.

The financial statements of Assure Nevada have been prepared in accordance with accounting principles generally accepted in the United States. The application of Canadian generally accepted accounting principles, which will be applicable to our financial statements following the conversion, would not result in any material differences from the Assure Nevada financial statements.

Income Statement Data:

                                                Year Ended                  Year Ended           Six Months Ended June
                                             December 31, 2002          December 31, 2001               30, 2003
                                             -----------------          -----------------               --------
  Revenues                                      $1,136,896                      $-                     $1,932,192
  Net Income (Loss)                             $(792,162)                  $ (59,383)                  (914,705)
  Net Income (Loss) Per Share                   $   (0.03)                  $  (0.002)                 $   (0.06)
  Weighted Average Number of
  Shares Outstanding                            27,924,740                  31,070,762                 16,096,983

Balance Sheet Data:

                                         December 31, 2002          December 31, 2001           June 30, 2003
                                         -----------------          -----------------           -------------
Current Assets                           $2,424,724                 $17,289                     $9,827,079
Total Assets                             $7,161,203                 $20,289                     $14,981,405
Current Liabilities                      $1,028,100                 $6,144                      $979,463
Total Liabilities                        $1,733,040                 $6,144                      $6,323,793
Stockholders' Equity                     $5,428,163                 $14,145                     $8,657,612

                                  RISK FACTORS

An investment in our common shares involves certain risks. In evaluating us and our business, investors should carefully consider the following risk factors in addition to the other information included or incorporated by reference in this prospectus.

RISKS RELATING TO THE CONTINUANCE


We May Owe Taxes As A Result Of The Continuance If Our Conclusions Relating To The Value Of Our Assets Are Incorrect

For U.S. tax purposes, on the date of continuance, we will be treated as though we sold all of our property and received the fair market value for those properties. We will be taxed on any income or gain realized on that "sale." If the fair market value of any of our assets is greater than our tax basis in such assets, we will have taxable gain on the deemed "sale".

We reviewed our assets, liabilities and paid-up capital and believe that we will not owe material U.S. federal income taxes as a result of the continuance. We believe that the fair market value of most of our assets is not in excess of our tax basis in such assets. We further believe that the fair market value for those assets with a fair market value that is in excess of the tax basis for such assets is not materially excessive. Accordingly, we believe that little or no U.S. taxes will be owed as a result of the proposed continuance. It is possible that the facts on which we based our assumptions and conclusions could change before the continuance is completed. We have not applied to the federal tax authorities for a ruling on this matter and do not intend to do so. We have also made certain assumptions regarding the tax treatment of this transaction in order to reach our conclusions and it may be possible for some of these assumptions to be interpreted in a different manner which would be less favorable to us. You should understand that it is possible that the federal tax authorities will not accept our valuations or positions and claim that we owe more taxes then we expect as a result of this transaction.

The Stock Price Of Our Common Shares May Be Volatile. In Addition, Demand In The United States For Our Shares May Be Decreased By The Change In Domicile.

The market price of our common shares may be subject to significant fluctuations in response to variations in results of operations and other factors. Developments affecting the oil and gas industry including oil and gas price fluctuations could also have a significant impact on the market price for our shares. In addition, the stock market has experienced a high level of price and volume volatility. Market prices for the stock of many similar companies have experienced wide fluctuations which have not necessarily been related to the operating performance of such companies. These broad market fluctuations, which are beyond our control, could have a material adverse effect on the market price of our shares.

We cannot predict what effect, if any, the conversion will have on the market price prevailing from time to time or the liquidity of our common shares. The change in domicile may decrease the demand for our shares in the United States. The decrease may not be offset by expected increased demand for our shares in Canada.

RISKS RELATING TO THE COMPANY

We Have A Limited Operating History With Respect To Our Current Business. This Makes An Evaluation Of Our Business Difficult.

We were formed in Delaware in August 1999 to engage in a toy business. No operations in this area were ever commenced. Commencing with our April 23, 2002 acquisition of Assure Oil & Gas Corp., followed by Assure Oil & Gas Corp.'s May 30, 2002 acquisition of Westerra 2000 Inc., we became an oil and gas company. Through Assure Canada, we are committed to continue and expand these operations. Through our wholly owned subsidiary, Assure Holdings Inc., we also own approximately 48.5% of the outstanding common shares of Quarry Oil & Gas Ltd., a junior oil and gas exploration and development company based in Calgary, Alberta. Both Assure Oil & Gas Corp. and Westerra 2000 Inc. have limited operating histories. Accordingly, we have limited performance history on which you can evaluate our future performance. We are at an early stage of development and it is possible that we may not achieve the revenues that we anticipate. If that occurs, we will receive less than our anticipated income from our operations and our profitability will suffer. Before investing, you should carefully evaluate the risks, uncertainties, expenses and difficulties frequently encountered by early stage companies.

Our Future Success Is Dependent On The Performance And Continued Service Of Our Chief Executive Officer, And Our Ability To Attract And Retain Skilled Personnel.

Our performance and future operating results are dependent on the continued service and performance of Harvey Lalach, our president and chief executive and financial officer. To the extent that the services of Mr. Lalach become unavailable, our business or prospects may be adversely affected. Should we be required to do so, we do not know whether we would be able to employ an equally qualified person or persons to replace Mr. Lalach. We do not currently maintain "key man" insurance for any of our executive officers or other key employees and do not intend to obtain this type of insurance following the completion of this offering. If we are successful in further developing our business, we will require additional managerial, administrative and support personnel. Competition for highly-qualified personnel is intense, and we cannot assure that we can retain our key employees or that we will be able to attract or retain qualified personnel in the future. The loss of the services of any of our management or other key employees and our inability to attract and retain other necessary personnel could have a material adverse effect on our financial condition, operating results, and cash flows. See "Directors, Executive Officers, Promoters and Control Persons".

Our Competitors Have Greater Financial and Human Resources Than We Do. This May Give Them A Competitive Advantage

The oil and gas industry is highly competitive. We encounter competition from numerous companies in all or our activities, particularly in acquiring rights to explore for crude oil and natural gas. Most of our competitors are larger and have substantially greater financial and human resources than we do.

The oil and gas business involves large-scale capital expenditures and risk-taking. In the search for new oil and gas reserves, long lead times are often required from successful exploration to subsequent production. Operations in the oil and gas industry depend on a depleting natural resource. The number of areas where it can be expected that oil and gas will be discovered in commercial quantities is constantly diminishing and exploration risks are high. Areas where oil or gas may be found are often in remote locations where exploration and development activities are capital intensive and operating costs are high.

Our future success will depend, to a significant extent, on our ability to make good decisions regarding our capital expenditures, especially when taking into consideration our limited resources. We can give no assurance that we will be able to overcome the competitive disadvantages we face as a small company with limited capital.

We Do Not  Intend To Pay  Dividends  On Our  Common  Stock  For The  Foreseeable
Future.

We have not paid any cash dividends, nor do we contemplate or anticipate paying any dividends upon our common stock in the foreseeable future.

We May Need Additional Financing Which May Not Be Available And, If Available, Might Only Be Available On Unfavorable Terms. Our Failure To Obtain Financing, If Needed, Would Hinder Our Operations And Our Ability To Achieve Profitability.

We have principally funded our operations to date through sales of our equity and debt securities. We expect to continue to raise funds in the future through sales of our debt or equity securities and through loans until such time, if ever, as we are able to operate profitably. There can be no assurance given that we will be able to obtain funds in such manner or on terms that are beneficial to us. Our inability to obtain needed funding can be expected to have a material adverse effect on our operations and our ability to achieve profitability.

We Have A History Of Losses And An Accumulated Deficit And Expect To Continue to Incur Losses Until We Establish Profitable Business Operations. This Could Drive The Price Of Our Stock Down

We have experienced operating losses since our inception. As at June 30, 2003 we had accumulated deficit in the amount of $1,775,857. We expect to incur additional operating losses until we are able to establish profitable business operations. If we fail to establish profitable business operations and continue to incur losses, the price of our common stock can be expected to fall.

The Continuance Into Alberta, Canada May Materially Affect Shareholders' Rights.

Alberta law is materially different from Nevada law, under which Assure Nevada is currently incorporated. We cannot assure you that the differences between Alberta law and Nevada law will not materially affect the interests of our shareholders. See "Comparative Rights of Shareholders."

Sales Of Shares Eligible For Future Sale Could Depress The Market Price For Our Common Stock.

We presently have issued and outstanding:

         o        17,981,100 shares of our common stock

         o options to purchase 120,000 shares of our common stock at an exercise price of $2.75 per share

         o options to purchase 305,000 shares of our common stock at an exercise price of $3.00 per share

         o warrants to purchase 8,835,400 shares of our common stock at exercise prices ranging from $.333 to $3.10 per share

         o        17,500 shares of convertible Series A Preferred Stock

         o        5,250 shares of convertible Series B Preferred Stock.

None of our outstanding shares of Series A or Series B Preferred Stock are presently convertible. All but 3,600,000 of our outstanding warrants are presently exercisable. Market sales of large amounts of our common stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop, even if our business is doing well.

There Is A Limited Public Market For Our Common Stock. Unless Such Market Is Expanded You May Have Difficulty Selling Shares Of Our Common Stock.

To date there has been only a limited and sporadic public market for our common stock. There can be no assurance that an active and more reliable public market will develop in the future or, if developed, that such market will be sustained. Purchasers of shares of our common stock may, therefore, have difficulty in reselling such shares. As a result, investors may find it impossible to liquidate their investment in us should they desire to do so. Our common stock is currently traded in the over-the-counter market and quoted on the OTC Bulletin Board. As at the date hereof, we are not eligible for inclusion in NASDAQ or for listing on any national stock exchange. At the present time, we are unable to state when, if ever, we will meet the Nasdaq application standards. Even if we meet the minimum requirements to apply for inclusion in The Nasdaq SmallCap Market, there can be no assurance that approval will be received or, if received, that we will meet the requirements for continued listing on the Nasdaq SmallCap Market. Further, Nasdaq reserves the right to withdraw or terminate a listing on the Nasdaq SmallCap Market at any time and for any reason in its discretion. If we are unable to obtain or to maintain a listing on the Nasdaq SmallCap Market, quotations, if any, for "bid" and "asked" prices of the common stock would be available only on the OTC Bulletin Board where our common stock is currently quoted or in the "pink sheets". This can result in an investor's finding it more difficult to dispose of or to obtain accurate quotations of prices for our common stock than would be the case if our common stock were quoted on the Nasdaq Small Cap Market. Irrespective of whether or not our common stock is included in the Nasdaq SmallCap system, there can be no assurance that the public market for our common stock will become more active or liquid in the future.

                           CONTINUANCE AND CONVERSION

BACKGROUND OF THE CONTINUANCE AND CONVERSION

The Board of Directors of Assure Nevada and the holders of a majority of its outstanding common stock have determined that it is advisable to change the company's domicile from Nevada to Alberta, Canada. Management of Assure Nevada has determined that a conversion will be the most effective means of achieving the desired change of domicile. The Nevada Revised Statutes allow a corporation that is duly incorporated, organized, existing and in good standing under Nevada law to convert into a foreign entity pursuant to a plan of conversion approved by the stockholders of the Nevada corporation.

Under the continuance and conversion, Articles of Conversion will be filed with the Secretary of State of Nevada and Articles of Continuance, along with other documents required by the Alberta Business Corporation Act, will be filed with the Registrar of Corporations in the Province of Alberta. Upon the filings, we will be continued as an Alberta company and will be governed by the laws of Alberta, Canada. The assets and liabilities of the Alberta company immediately after the consummation of the conversion will be identical to the assets and liabilities of the Nevada company immediately prior to the conversion. The current officers and directors of the Nevada company will be the officers and directors of the Alberta company. The change of domicile will not result in any material change to the business of Assure Nevada and will not have any effect on the relative equity or voting interests of our stockholders. Each previously outstanding share, option and warrant of Assure Nevada will become one share, option and warrant of the Alberta company. The change in domicile will, however, result in changes in the rights and obligations of current Assure Nevada stockholders under applicable corporate laws. For an explanation of these differences see "Comparative Rights of Stockholders". In addition, the merger may have adverse tax consequences for stockholders. For a more detailed explanation  of the  circumstances  to be  considered  in  determining  the  tax consequences, see "Material United States Federal Tax Consequences" and "Material Canadian Tax Consequences."

Pursuant to Sections 92A.120 and 78.320 of the Nevada Revised Statutes, the board of directors and the holders of a majority of the outstanding common stock of Assure Nevada have adopted resolutions approving the plan of conversion. The effect of this conversion will be to change the domicile of Assure Nevada from Nevada to Alberta, Canada. Assure Nevada shall file with the Secretary of State of Nevada Articles of Conversion and shall file a Notice of Registered Office, a Notice of Directors and Articles of Continuance with the Registrar under the Alberta Business Corporations Act. Upon the filing of the Plan of Conversion in accordance with Section 92A.205 of the Nevada

Revised Statutes and payment to the Secretary of State of Nevada of all prescribed fees, the conversion shall become effective in accordance with
Section 92A.240 of the Nevada Revised Statutes. Upon receipt of the Articles of Continuance and payment of all applicable fees, the Registrar shall issue a Certificate of Continuance, and the continuance shall be effective on the date shown in the certificate.

REASONS FOR THE CHANGE OF DOMICILE

We believe that the continuance to Alberta, Canada will more accurately reflect our present operations as an oil and gas company, which have always been in Canada. Further, all of our employees are located in Canada. We also believe the continuance to Alberta may enable us to benefit from new financing opportunities which may become available to us. Furthermore, a majority of our issued and outstanding common stock is owned of record by non-U.S. residents. Accordingly, upon the continuance, we will be considered a "foreign private issuer" under the Securities Act of 1933, as amended.

EFFECTIVE TIME OF THE CONVERSION

The continuance and conversion will become effective upon:

         o The delivery of duly executed articles of conversion to the Secretary of State of the State of Nevada in accordance with
                  Section 92A.205 of the Nevada Revised Statutes.

         o        The issuance of a Certificate  of  Continuance by the Director
                  of   Business   Corporations   under  the   Alberta   Business
                  Corporations Act.

We anticipate that the Articles of Conversion and Articles of Continuance will be filed promptly after the effective date of the Registration Statement of which this Prospectus is a part.

CONDITIONS TO THE CONSUMMATION OF THE CONVERSION

The Board of Directors and the holders of a majority of the outstanding common stock of Assure Nevada have adopted and approved the plan of conversion. The only other material actions required to consummate the conversion are the filing of the Articles of Conversion with the Secretary of State of Nevada and the filing of Articles of Continuance, along with other documents required by the Alberta Business Corporations Act, with the Alberta Registrar of Corporations.

EXCHANGE OF SHARE CERTIFICATES

No exchange of certificates that, prior to the effective time of the continuance, represented shares of Assure Nevada common stock is required with respect to the continuance and the transactions contemplated by the conversion plan. Promptly after the effective time of the conversion, we shall mail to each record holder of certificates that immediately prior to the effective time of the conversion represented shares of Assure Nevada common stock, a letter of transmittal and instructions for use in surrendering those certificates. Upon the surrender of each certificate formerly representing Assure Nevada stock, together with a properly completed letter of transmittal, we shall issue in exchange a share certificate of Assure Canada and the stock certificate representing shares in the Assure Nevada shall be cancelled.

STOCK OPTIONS AND WARRANTS

As of the effective time of the conversion, all warrants and options to purchase shares of Assure Nevada common stock granted or issued prior to the effective time of the conversion will become warrants and options to purchase shares in Assure Canada as continued under the Alberta Business Corporations Act.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE CONTINUANCE AND PLAN OF CONVERSION DESCRIBED IN THIS PROSPECTUS

In reaching its decision, the board reviewed the fairness to Assure Nevada and its stockholders of the proposed continuance and considered, without assigning relative weights to, the following factors:

         o        The fact  that all of the  company's  operations,  assets  and
                  employees  and  current   principal   executive   offices  are
                  currently located in Canada.

         o The belief of the board of directors that the continuance may provide new financing opportunities for the company.

         o The belief that there will be minimal or no tax consequences to Assure Nevada from the proposed continuance.

         o The fact that stockholders holding a majority of Assure Nevada's outstanding common shares will have consented to the continuance.

Without relying on any single factor listed above more than any other factor, the board of directors, based upon their consideration of all such factors taken as a whole, concluded that the proposals are fair to Assure Nevada and its stockholders.

                               DISSENTERS' RIGHTS

Under Section 92A.120 of the Nevada Revised Statutes, (the "NRS") the approval of the board of directors of a company and the affirmative vote of the holders of at least a majority of its outstanding shares on the record date for a stockholder vote are required to approve a conversion and adopt a plan of conversion. Our board of directors and holders of a majority of our outstanding shares have approved our plan of conversion by written consent. Public announcement of the conversion was first announced, after the close of trading, on September 11, 2003 via a press release. We are granting dissenters rights to all shareholders of record as of the effective time of the conversion that have owned their shares since on or before September 11, 2003 and did not consent to the conversion.

All eligible shareholders that comply with the dissenters rights procedures provided for in Chapter 92A of the NRS will be entitled to payment in cash of the fair value of their Assure Nevada shares together with accrued interest thereon. This discussion is qualified in its entirety by reference to Sections 92A.300 to 92A.500 of the NRS. A copy of Sections 92A.300 to 92A.500 of the NRS will be provided to all eligible shareholders. If an eligible shareholder fails to take any action required by Nevada law, their right to dissent in connection with the conversion will be waived or terminated.

Within 10 days after the effective time of the conversion, we will send notice of the effective time of the conversion and the availability of dissenters' rights to each eligible shareholder. The notice will:

         o        state where the demand for payment  must be sent and where and
                  when   certificates   for  Assure  Nevada  shares  are  to  be
                  deposited;

         o        supply a form for demanding payment;

         o be accompanied by a copy of Sections 92A.300 through 92A.500 of the NRS;

An eligible shareholder to whom a dissenter's notice is sent must, by the date set forth in the dissenter's notice:

         o        demand payment;

         o certify whether the stockholder acquired beneficial ownership of the shares before the close of trading on September 11, 2003; and

         o deposit his or her certificates in accordance with the terms of the dissenter's notice.

Eligible shareholders who do not demand payment or deposit their certificates where required, each by the date set forth in the dissenter's notice, will not be entitled to demand payment for their shares under Nevada law governing dissenters' rights.

Within 30 days after receipt of a valid demand for payment, we will pay each dissenter who complied with the procedures described by the Nevada dissenters' rights statute the amount we estimate to be the fair value of the shares, plus accrued interest. The payment will be accompanied by:

         o our balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that fiscal year, a statement of changes in shareholders' equity for that fiscal year and the latest available interim financial statements, if any;

         o        a statement of our estimate of the fair value of the shares;

         o        an explanation of how the interest was calculated;

         o        a statement  of  dissenters'  rights to demand  payment  under
                  Section 92A.480 of the NRS; and

         o        a copy of Sections 92A.300 through 92A.500 of the NRS.

An eligible dissenter may notify us in writing of the dissenter's own estimate of the fair value of the shares and interest due, and demand payment based upon his or her estimate, less our fair value payment or offer for payment, or reject the offer for payment made by us and demand payment of the fair value of the dissenter's shares and interest due if the dissenter believes that the amount paid or offered is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated. A dissenter waives his right to demand such payment unless the dissenter notifies us of his demand in writing within 30 days after we made or offered payment for the dissenter's shares.

If a demand for payment remains unsettled, we will commence a proceeding within 60 days after receiving the demand for payment and petition the court to determine the fair value of the shares of Assure Nevada common stock and accrued interest. If we do not commence the proceeding within the 60-day period, we will be required to pay each dissenter whose demand remains unsettled the amount demanded.

Each dissenter who is made a party to the proceeding is entitled to a judgment:

         o for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by us; or

         o for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which we elected to withhold payment pursuant to Nevada law.

Under Nevada law, the fair value of shares of Assure Nevada common stock means the value of the shares immediately before the consummation of the conversion, excluding any increase or decrease in value in anticipation of the conversion unless excluding such increase or decrease is inequitable. The value determined by the court for the Assure Nevada common stock could be more than, less than, or the same as the conversion consideration, but the form of consideration payable as a result of the dissent proceeding would be cash.

The court will determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court will assess the costs against us, except that the court may assess costs against all or some of the dissenters, in the amounts the court finds equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

         o against us in favor of all dissenters if the court finds we did not substantially comply with the Nevada dissenters' rights statute; or

         o against either us or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the dissenters' rights provided under the Nevada dissenters' rights statute.

If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against us, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

If a proceeding is commenced because we did not pay each dissenter who complied with the procedures described by the Nevada dissenters' rights statute the amount we estimated to be the fair value of the shares, plus accrued interest, within 30 days after receipt of a valid demand for payment, the court may assess costs against us, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding. The assessment of costs and fees, if any, may also be affected by Nevada law governing offers of judgment.

The foregoing summary of the rights of eligible dissenting stockholders does not purport to be a complete statement of such rights and the procedures to be followed by stockholders desiring to exercise any available dissenters' rights. The preservation and exercise of dissenters' rights require strict adherence to the applicable provisions of Nevada law.

                 MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

GENERAL

The following sections summarize material provisions of United States federal income tax laws that may affect our stockholders and us. Although this summary discusses the material United States federal income tax considerations arising from and relating to the continuance, it does not purport to discuss all of the United States consequences that may be relevant to our stockholders, nor will it apply to the same extent or in the same way to all stockholders. The summary does not describe the effect of the U.S. federal estate tax laws or the effects of any state or local tax law, rule or regulation, nor is any information provided as to the effect of any other United States or foreign tax law, other than the income tax laws of the United States to the extent specifically set forth herein.

The tax discussion set forth below is based upon the facts set out in this prospectus and upon additional information possessed by our management and upon representations of our management. The tax discussion is included for general information purposes only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular stockholder. The following does not address all aspects of taxation that may be relevant to you in light of your individual circumstances and tax situation. YOU ARE STRONGLY ADVISED AND ARE EXPECTED TO CONSULT WITH YOUR OWN LEGAL AND TAX ADVISORS REGARDING THE UNITED STATES INCOME TAX CONSEQUENCES OF THE CONTINUANCE IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This portion of the summary applies to U.S. holders who own our common shares as capital assets. U.S. holders include individual citizens or residents of the United States, corporations (or entities treated as corporations for U.S. federal income tax purposes), and partnerships organized under the laws of the United States or any State thereof or the District of Columbia. Trusts are U.S. holders if they are subject to the primary supervision of a U.S. court and the control of one or more U.S. persons with respect to substantial trust decisions. An estate is a U.S. holder if the income of the estate is subject to U.S. federal income taxation regardless of the source of the income. U.S. holders who own interests indirectly through one or more non-U.S. entities or carry on business outside the United States through a permanent establishment or fixed place of business, or U.S. holders who hold an interest other than as a common shareholder, should consult with their tax advisors regarding their particular tax consequences.

This summary also describes certain U.S. federal income tax consequences to Canadian holders following the continuance, who are specifically those persons resident in Canada who own our common shares as capital assets. The discussion is limited to the U.S. federal income tax consequences to Canadian holders of their ownership and disposition of the common shares of the company as a result of the continuance and assumes the Canadian holders have no other U.S. assets or activities.

This discussion is based on the Internal Revenue Code of 1986, as amended, adopted and proposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, reports of congressional committees, judicial decisions, and current administrative practice, all of which are subject to change, perhaps with retroactive effect. Any such change could alter the tax consequences discussed below. No ruling from the IRS will be requested concerning the U.S. federal income tax consequences of the continuance. The tax consequences set forth in the following discussion are not binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court. As indicated above, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders in light of their personal circumstances or to U.S. holders subject to special treatment under the U.S. Internal Revenue Code, including, without limitation, banks, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, S corporations, individual retirement and other deferred accounts, application of the alternative minimum tax rules, holders who received our stock as compensation, persons who hold notes or stock as part of a hedge, conversion, or constructive sale transaction, straddle, or other risk-reduction transaction, persons that have a "functional currency" other than the U.S. dollar, and persons subject to taxation as expatriates. Furthermore, this discussion does not address the tax consequences applicable to holders that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes.

This summary does not address the U.S. federal income tax consequences to a U.S. holder of the ownership, exercise, or disposition of any warrants or options.

U.S. TAX CONSEQUENCES TO THE COMPANY

While the continuance of the Company from Nevada to Alberta, Canada is actually a migration of the corporation from Nevada to Alberta, Canada, for tax purposes, the continuance is treated as the transfer of our assets to the Alberta company in exchange for stock of the Alberta company. This is to be followed by a distribution of the stock in the Alberta company to our stockholders, and then the exchange by Assure Nevada's stockholders of their Assure Nevada stock for Assure Canada stock. As a Nevada company, we must recognize gain (but not loss) on the assets held by us at the time of the conversion to the extent that the fair market value of any of our assets exceeds their respective basis in the assets. The calculation of any potential gain will need to be made separately for each asset held by Assure Nevada. No loss will be allowed for any asset that has a taxable basis in excess of its fair market value. We do not believe the current fair market value of the assets held by Assure Nevada exceeds or materially exceeds their respective basis. Accordingly, we are not expecting Assure Nevada to recognize material taxable gains as a result of the continuance.

U.S. TAX CONSEQUENCES TO U.S. AND CANADIAN SHAREHOLDERS

The continuance should be treated by shareholders as the exchange by them, of their stock for stock of the Alberta company. The shareholders will not be required to recognize any U.S. gain or loss on this transaction. A shareholder's adjusted basis in the shares of Assure Canada received in the exchange will be equal to such shareholder's adjusted basis in the shares of Assure Nevada surrendered in the exchange. A shareholder's holding period in the shares of Assure Canada received in the exchange should include the period of time during which such shareholder held his or her shares in Assure Nevada.

CONTROLLED FOREIGN CORPORATION CONSIDERATIONS

There is currently no single U.S. shareholder of Assure Nevada that owns (directly or indirectly) at least 10% of the Assure Nevada shares. Further, the total combined ownership of all U.S. shareholders is less than 50%. Therefore, the Controlled Foreign Corporation ("CFC") rules under Internal Revenue Code ("IRC") Sections 951 - 959 will not apply to Assure Canada and its U.S. shareholders immediately after the continuance. Any United States person who owns (directly or indirectly) 10% or more of the total combined voting power of all classes of stock entitled to vote of a foreign corporation, such as Assure Canada, will be considered a "United States shareholder" under the CFC rules. If, in the future, "United States shareholders" (as defined above) own more than 50% of the total combined voting power of all classes of Assure Canada stock entitled to vote or own more than 50% of the value of Assure Canada stock, Assure Canada will be considered to be a CFC for U.S. tax purposes. In such situation, the "United States shareholders" would likely be subject to the effects of the CFC rules, and should consult with their tax advisors regarding their particular tax consequences.

FOREIGN PERSONAL HOLDING COMPANY CONSIDERATIONS

There is not currently a group of five or fewer U.S. shareholders of Assure Nevada that owns (directly or indirectly) more than 50% of the Assure Nevada shares. Therefore, the Foreign Personal Holding Company ("FPHC") rules under IRC Sections 551 - 558 will not apply to Assure Canada immediately after the continuance. If, in the future, any group of five or fewer U.S. shareholders owns (directly or indirectly) more than 50% of Assure Canada's stock, the U.S. shareholders may be subject to the FPHC rules, depending on the type of income earned by the company. Should that situation occur, the U.S. shareholders should consult with their tax advisors regarding their particular tax consequences.

PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

After the continuance, Assure Canada and every U.S. shareholder of Assure Canada will need to annually evaluate whether Assure Canada is a Passive Foreign Investment Company ("PFIC") under IRC Sections 1291 - 1298. If, at any time after the continuance, Assure Canada were considered a PFIC, the company and all U.S. shareholders of Assure Canada would need to consider various potential reporting requirements, tax elections, and tax liabilities imposed under the PFIC rules. In such situation, the company and all U.S. shareholders should consult with their tax advisors regarding their particular tax consequences.

If Assure Canada generates revenues in any tax year that are at least 75% passive income (dividends, interest, royalties, rents, annuities, foreign currency gains, and gains from the sale of assets generating passive income), Assure Canada will be considered a PFIC for that year and for all future years. In addition, if 50% or more of the gross average value of Assure Canada's assets in any tax year consist of assets that would produce passive income (including cash and cash equivalents held as working capital), Assure Canada will be considered a PFIC for that year and for all future years.

POST-CONTINUANCE U.S. TAXATION OF INCOME, GAINS AND LOSSES

After the continuance, Assure Canada will not have any U.S. activities or operations. As long as Assure Canada does not develop a permanent establishment in the U.S., the operations of Assure Canada will not be subject to U.S. income tax. If Assure Canada receives dividends, interest, rent, or royalties from any U.S. entity, those amounts will be subject to withholding tax (which will be withheld and remitted to the US Treasury by the U.S. entity paying the dividends or interest) under the convention between the United States of America and Canada with respect to taxes on income and capital. Depending on the particular situation, such amounts may be available to offset taxes imposed by the country of residence of a particular stockholder.

POST-CONTINUANCE SALE OF ASSURE CANADA SHARES

A U.S. shareholder who sells his or her shares of Assure Canada will generally recognize capital gain (or loss) equal to the amount by which the cash received pursuant to sale of the shares exceeds (or is exceeded by) such holder's adjusted basis in the shares surrendered. If the U.S. shareholder's holding period for the Assure Canada shares (which includes the holding period for the Assure Nevada shares) is less than one year, the U.S. shareholder will recognize ordinary income (or loss) on the sale of his or her shares.

POST-CONTINUANCE DIVIDENDS ON ASSURE CANADA SHARES

Any dividends received by U.S. shareholders of Assure Canada will be recognized as ordinary income by the shareholders for U.S. tax purposes. Any Canadian tax withheld by Canada Customs & Revenue Agency on such dividends will be available as a foreign tax credit to the U.S. shareholders. In general, any Canadian income tax withheld from dividends paid to U.S. shareholders can be used by the shareholder to offset the U.S. income tax assessed on the dividends. The amount of the Canadian taxes that can be used as a foreign tax credit will depend on the particular tax situation of each U.S. shareholder. Each U.S. shareholder should consult with a tax advisor regarding the calculation of any available foreign tax credit available in his or her particular tax consequences.

                       MATERIAL CANADIAN TAX CONSEQUENCES

GENERAL

The following sections summarize material provisions of Canadian federal income tax laws that may affect our stockholders and us. Although this summary discusses the material Canadian federal income tax considerations arising from and relating to the continuance, it does not purport to discuss all of the Canadian tax consequences that may be relevant to our stockholders, nor will it apply to the same extent or in the same way to all stockholders. The summary does not describe the effects of any provincial or local tax law, rule or regulation, nor is any information provided as to the effect of any other Canadian federal or foreign tax law, other than the income tax laws of Canada to the extent specifically set forth herein.

The tax discussion set forth below is based upon the facts set out in this prospectus and upon additional information possessed by our management and upon representations of our management. The tax discussion is included for general information purposes only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular stockholder. The following does not address all aspects of taxation that may be relevant to you in light of your individual circumstances and tax situation. YOU ARE STRONGLY ADVISED AND ARE EXPECTED TO CONSULT WITH YOUR OWN LEGAL AND TAX ADVISORS REGARDING THE CANADIAN INCOME TAX CONSEQUENCES OF THE CONTINUANCE IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

CANADIAN INCOME TAX CONSIDERATIONS

The following general summary is our understanding of the Canadian federal income tax consequences of the proposed continuance of Assure Nevada to Alberta, Canada as it applies to Assure Canada and to those individual Canadian resident stockholders to whom shares of the Nevada company constitute "capital property" for the purposes of the Income Tax Act (Canada) (the "Act"). This summary also describes the principal Canadian federal income tax consequences of the proposed continuance of Assure Nevada to Alberta, Canada to non-resident individual stockholders who do not carry on business in Canada. Stockholders should consult their own Canadian tax advisors on the Canadian tax consequences of the proposed continuance.

This summary is based upon our understanding of the current provisions of the Act, the regulations thereunder in force on the date hereof (the "Regulations"), any proposed amendments (the "Proposed Amendments") to the Act or Regulations previously announced by the Federal Minister of Finance and our understanding of the current administrative and assessing policies of the Canada Customs and Revenue Agency. This description is not exhaustive of all possible Canadian federal income tax consequences and does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action other than the Proposed Amendments, nor does it take into account provincial or foreign tax considerations, which may differ significantly from those discussed herein.

CONSEQUENCES OF CONTINUANCE TO ALBERTA, CANADA

CANADIAN CORPORATION

As a result of being granted articles of continuance to Alberta, Canada, Assure Canada will be deemed to have been incorporated in Alberta, Canada from that point onwards, and not to have been incorporated elsewhere.

NOT FOREIGN PROPERTY

As of the date of continuance, Assure Canada shares will not be considered foreign property for investment by a registered pension plan, registered retirement savings plan or deferred profit sharing plan. It is not likely that the Assure Canada shares will ever be considered foreign property.

DEEMED DISPOSITION

As a result of the continuance to Alberta, Canada, Assure Canada will be deemed to have disposed of, and immediately reacquired, all of its assets at their then fair market value. Gains arising on the deemed disposition of taxable Canadian property (if any) are taxable in Canada (subject to exclusion by the Canada-United States income tax treaty). Since all of our property is located in Canada, all of our property is taxable Canadian property.

Pre-continuance accrued gains on a subsequent disposition by Assure Canada are not subject to further Canadian tax. Pre-continuance accrued losses are available for future use in Canada. The effect of this provision is that Assure Canada's assets are re-stated for Canadian income tax purposes at their fair market value as at the time of continuance to Canada.

NEW FISCAL PERIOD

We will be deemed to have a year-end immediately prior to our continuance to Alberta, Canada. For Canadian income tax purposes, Assure Canada will be able to choose a new fiscal year end falling within the 12 months following the date of continuance.

CONSEQUENCES OF CONTINUANCE TO CANADIAN STOCKHOLDERS

NO DEEMED DISPOSITION

A stockholder will not realize a disposition of their Assure Nevada shares on the continuance to Canada. For Canadian income tax purposes, the income tax cost of their Assure Canada shares will be equal to the income tax cost of their Nevada shares. On a subsequent sale of Assure Canada shares, a capital gain or loss will result equal to the proceeds of disposition less the income tax cost of their Assure Canada shares and any related selling costs.

DEEMED DIVIDEND

The deemed disposition of Assure Nevada's assets will result in a decrease in the income tax cost of certain of its assets. To the extent there is an adjustment in the income tax cost of Assure Canada's assets, a corresponding adjustment to the paid up capital of Assure Canada's shares will be made to insure their paid up capital does not exceed the difference between the adjusted income tax cost of its assets (as adjusted by the deemed disposition) and its outstanding liabilities. Since a decrease in Assure Canada's paid up capital is required, such decrease is allocated pro-rata amongst Assure Canada's shares.

If an increase in the income tax cost of Assure Canada's asset values is realized, Assure Canada may elect to increase the paid up capital of its shares prior to continuing to Canada. In the event Assure Canada makes such an election, it will be deemed to have paid a dividend to its stockholders.
Canadian stockholders that are deemed to have received such a dividend must include that dividend in income. In such a situation, the amount of the dividend will be added to the stockholders' income tax cost of their Assure Canada shares. Since the tax consequences would be detrimental to individual stockholders if we were to increase the income tax cost, we will not be making such an election.

INTEREST EXPENSE

Assure Nevada's continuance to Canada will not affect the deductibility of interest incurred on money borrowed to purchase shares of Assure Nevada. Generally, interest that is currently deductible will continue to be deductible by a stockholder after our continuance to Canada, as long as the stockholder continues to own Assure Canada shares.

CONSEQUENCES OF CONTINUANCE TO NON-RESIDENT STOCKHOLDERS

On the continuance of Assure Nevada to Alberta, the income tax cost of a non-resident's Assure Canada shares will be equal to their fair market value at the time of continuance to Alberta. A subsequent disposition of Assure Canada shares by a non-resident stockholder will not be subject to tax in Canada provided his shares are not taxable Canadian property.

To the extent Assure Canada pays a dividend to a non-resident stockholder, such dividend is subject to a 25% withholding tax (to be reduced by an income tax treaty between Canada and the non-resident stockholder's country of residence). Under the treaty, most shareholders of Assure Canada would be subject to a 15% withholding tax. Any shareholders that are corporation and that own 10% or more of Assure Canada would be subject to a 5% withholding tax.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

After the conversion, the stockholders of the former Nevada corporation will become the holders of shares of a Canadian company organized under the Alberta Business Corporations Act. Differences between the Nevada Revised Statutes and the Alberta Business Corporations Act, will result in various changes in the rights of stockholders of Assure. It is impractical to describe all such differences, but the following is a description of the material differences. This description is qualified in its entirety by reference to the Nevada Revised Statutes and the Alberta Business Corporations Act.

ELECTION AND REMOVAL OF DIRECTORS

NEVADA. Any director, or the entire Board, may be removed with or without cause, but only by the vote of not less than two thirds of the voting power of the company at a meeting called for that purpose. The directors may fill vacancies on the board.

ALBERTA, CANADA. Any director, or the entire Board, may be removed with or without cause, but only by a majority vote at a meeting of shareholders called for that purpose. The directors may fill vacancies on the Board subject to the provisions of the articles of the corporation and the Alberta Business Corporations Act.

INSPECTION OF STOCKHOLDERS LIST

NEVADA. Under Nevada law, any stockholder of record of a corporation who has held his shares for more than six months and stockholders holding at least 5% of all of its outstanding shares, is entitled to inspect, during normal business hours, the company's stock ledger and make extracts therefrom. Nevada Law also provides that a Nevada company may condition such inspection right upon delivery of a written affidavit stating that inspection is not desired for any purpose not related to the stockholder's interest in the company.

ALBERTA, CANADA. Under Alberta law, where a corporation has previously distributed its shares to the public, any person may, on payment of a reasonable fee, require a corporation to furnish a list setting out the names and addresses of the stockholders of a corporation and the number of shares held by each stockholder. In order to obtain such a list, a statutory declaration must also be provided confirming that the list will only be used in connection with an effort to influence voting of the stockholders, an offer to acquire securities of the corporation or any other matter relating to the affairs of the corporation.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

NEVADA. Under Nevada law, contracts or transactions in which a director or officer is financially interested are not automatically void or voidable if:

         o the fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transactions in good faith by a vote sufficient for the purpose, without counting the vote or votes of the common or interested director or directors;

         o the contract or transaction, in good faith, is ratified or approved by the holders of a majority of the voting power;

         o the fact of common directorship, office or financial interest known to the director or officer at the time of the transactions is brought before the board of directors for actions; or

         o the contract or transaction is fair to the corporation at the time it is authorized or approved.

Common or interested directors may be counted to determine presence of a quorum and if the votes of the common or interested directors are not counted at the meeting, then a majority of directors may authorize, approve or ratify a contract or transaction.

ALBERTA, CANADA. Under Alberta law, a material contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and another entity in which a director or officer of the corporation is a director or officer, or in which the director or officer has a material interest in, is not invalid nor is the director or officer accountable to the corporation for any profit realized, if the director or officer has disclosed the nature and extent of his interest and the contract or transaction was approved by the directors or the shareholders and it was reasonable and fair to the corporation at the time it was approved. Interested directors may be counted for the purpose of determining a quorum at a meeting of directors called to authorize the contract.

LIMITATION ON LIABILITY OF DIRECTORS; INDEMNIFICATION OF OFFICERS
AND DIRECTORS

NEVADA. Nevada law provides for discretionary indemnification made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either:

         o        by the stockholders;

         o by the board of directors by majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding;

         o if a majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         o if a quorum consisting of directors who were not parties to the actions, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the actions, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. In addition, indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ALBERTA, CANADA. Alberta law provides that a corporation may indemnify a director or officer or former director or officer of the corporation against costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by the individual, in respect of a proceeding to which such person was a party by reason of being or having been a director or officer, if the person:

         o acted honestly and in good faith with a view to the best interests of the corporation; and

         o in the case of a criminal or administrative proceeding enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful.

Where the indemnity is in respect of an action by or on behalf of the corporation for a judgment in its favor to which the director or officer is made party, such indemnity is only available if the director or officer fulfills those conditions.

VOTING RIGHTS WITH RESPECT TO EXTRAORDINARY CORPORATE TRANSACTIONS

NEVADA. Approval of mergers and consolidations, amendments to the articles of incorporation, and sales, leases or exchanges of all or substantially all of the property or assets of a corporation, whether or not in the ordinary course of business, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the articles of incorporation, no vote of stockholders of the corporation surviving a merger is necessary if:

         o the merger does not amend the articles of incorporation of the corporation,

         o each outstanding share immediately prior to the merger is to be an identical share after the merger, and

         o either no common stock of the corporation and no securities or obligations convertible into common stock are to be issued in the merger, or the common stock to be issued in the merger, plus that initially issuable on conversion of other securities issued in the merger does not exceed 20% of the common stock of the corporation outstanding immediately before the merger.

ALBERTA, CANADA. Approvals of amalgamations (except amalgamations between a corporation and wholly owned subsidiaries), continuances into other jurisdictions, share consolidations, business combinations, and sales, leases or exchanges of substantially all the property of a corporation, other than in the ordinary course of business of the corporation requires approval by the stockholders by a two-thirds majority vote at a duly called meeting.

STOCKHOLDERS' CONSENT WITHOUT A MEETING

NEVADA. Unless otherwise provided in the articles of incorporation or the bylaws, any actions required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after taking the actions, a written consent is signed by the stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an actions at a meeting, then that proportion of written consent is required. In no instance where actions is authorized by written consent need a meeting of the stockholders be called or notice given.

ALBERTA, CANADA. Any action required or permitted to be taken at a meeting of the stockholders may be taken by a written resolution signed by all the stockholders entitled to vote on such resolution.

STOCKHOLDER VOTING REQUIREMENTS

NEVADA. Unless the articles of incorporation or bylaws provide for different proportions, a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transactions of business. In all matters other than the election of directors and certain corporate actions, including approval of amendments to the articles of incorporation for which Chapter 98 of the Nevada Revised Statutes imposes special voting requirements, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Under Nevada law, charter amendments require approval by persons holding a majority of a corporation's outstanding voting shares without regard to the number of shares that may be present at a meeting in person or by proxy. Directors must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the class or series that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. An act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the actions.

ALBERTA, CANADA. Unless the by-laws otherwise provide, a quorum of stockholders is present for a meeting if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. It is common practice for companies to provide for a quorum of stockholders to be deemed present when as little as 5% of the issued and outstanding share capital entitled to vote is present in person or represented by proxy. Our proposed bylaws provide that a quorum of shareholders is present at a meeting of shareholders if at least 2 persons are present in person or by proxy who hold or represent by proxy, in the aggregate, not less than 12.5% of the shares entitled to be voted at the meeting. This provision may be detrimental to the rights of shareholders owning a majority of our voting shares. As a result thereof, resolutions may be passed at shareholders meeting not attended by such shareholders that would have otherwise not been subject to a vote. Except where the Alberta Business Corporations Act requires approval by a special resolution, requiring approval by a two-thirds majority of the shares present in person or represented by proxy and entitled to vote on the resolution, a simple majority or the shares present in person or represented by proxy and entitled to vote on a resolution is required to approve any resolution properly brought before the stockholders. Where the articles of a corporation provide for cumulative voting, stockholders voting at an election of directors have the right to a number of votes equal to the votes attached to the shares held by such stockholder multiplied by the number of directors to be elected and stockholders may cast all such votes in favor of one candidate for director or may distribute the votes among the candidates in any manner. The holders of a class or series of shares are entitled to vote separately on proposals to amend the articles of a corporation where such amendment affects the rights of such class or series in a manner different than other shares of the corporation. A vote to approve any such amendment is passed if approved by a two-thirds majority of the voting power of the class or series represented in person or by proxy at a meeting called to approve such amendment.

DIVIDENDS

NEVADA. A corporation is prohibited from making a distribution to its stockholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than its total liabilities (plus any amounts necessary to satisfy any preferential rights).

ALBERTA, CANADA. A corporation is prohibited from declaring or paying a dividend if there are reasonable grounds for believing that the corporation, is or would after the payment be, unable to pay its liabilities as they become due or the realizable value of the corporation's assets would be less than the total of its liabilities and stated capital of all classes.

ANTI-TAKEOVER PROVISIONS

NEVADA. Nevada's "Acquisition of Controlling Interest Statute" applies to Nevada corporations that have at least 200 shareholders, with at least 100 shareholders of record being Nevada residents that do business directly or indirectly in Nevada. Where applicable, the statute prohibits an acquiror from voting shares of a target company's stock after exceeding certain threshold ownership percentages, until the acquiror provides certain information to the company and a majority of the disinterested shareholders vote to restore the voting rights of the acquiror's shares at a meeting called at the request and expense of the acquiror. If the voting rights of such shares are restored, shareholders voting against such restoration may demand payment for the "fair value" of their shares (which is generally equal to the highest price paid in the transaction subjecting the stockholder to the statute). The Nevada statute also restricts a "business combination" with "interested shareholders", unless certain conditions are met, with respect to corporations which have at least 200 shareholders of record. A "combination" includes:

         o any merger with an "interested stockholder," or any other corporation which is or after the merger would be, an affiliate or associate of the interested stockholder;

         o any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, to an "interested stockholder," having an aggregate market value equal to 5% or more of the aggregate market value of the corporation's assets; an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or representing 10% or more of the earning power or net income of the corporation;

         o any issuance or transfer of shares of the corporation or its subsidiaries, to the "interested stockholder," having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation;

         o the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the "interested stockholder";

         o certain transactions which would result in increasing the proportionate percentage of shares of the corporation owned by the "interested stockholder"; or

         o        the  receipt  of  benefits,   except   proportionately   as  a
                  stockholder,   of  any  loans,  advances  or  other  financial
                  benefits by an "interested stockholder."

An "interested stockholder" is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10% or more of the corporation's voting stock. A corporation to which this statute applies may not engage in a "combination" within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder's acquisition of shares was approved by the board of directors before the interested stockholder acquired the shares. If this approval was not obtained, then after the three year period expires, the combination may be consummated if all applicable statutory requirements are met and either:

         o the board of directors of the corporation approves, prior to such person becoming an "interested stockholder", the combination or the purchase of shares by the "interested stockholder"; or the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the "interested stockholder" at a meeting called no earlier than three years after the date the "interested stockholder" became such; or

         o the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets certain minimum requirements set forth in the statutes, and prior to the consummation of the "combination", except in limited circumstances, the "interested stockholder" will not have become the beneficial owner of additional voting shares of the corporation.

ALBERTA, CANADA. There is no provision under Alberta law similar to the Nevada Acquisition of Controlling Interest Statute.

APPRAISAL RIGHTS; DISSENTERS' RIGHTS

NEVADA. Nevada law limits dissenters rights in a merger, when the shares of the corporation are listed on a national securities exchange included in the National Market System established by the National Association of Securities Dealers, Inc. or are held by at least 2,000 shareholders of record, unless the shareholders are required to accept in exchange for their shares anything other than cash or

         o        shares  in  the   surviving   corporation   if  the  surviving
                  corporation is publicly listed on a national securities exchange or held by more than 2,000 shareholders;

         o shares in another entity that is publicly listed on a national securities exchange or held by more than 2,000 shareholders; or

         o any combination of cash or shares in an entity described above.

Also, the Nevada law does not provide for dissenters' rights in the case of a sale of assets.

ALBERTA, CANADA. Under the Alberta Business Corporations Act stockholders have rights of dissent where the corporation amends its articles to change any provisions restricting or constraining the issue or transfer of ownership of shares of a class, or to add, change or remove restrictions on the business or businesses the corporation may carry out. Stockholders also have dissent rights where a corporation proposes to amalgamate, other than with a wholly owned subsidiary corporation, continue to another jurisdiction, or sell, lease or exchange all or substantially all of its property.

STATUTORY OPPRESSION REMEDY

NEVADA. There is no provision under Nevada law similar to the Alberta Oppression Remedy Statute described below.

ALBERTA, CANADA. Under the Alberta Business Corporations Act, shareholders, creditors, or officers and directors of a corporation may apply to a court for relief for acts or omissions by a corporation, or its officers, directors, or other affiliates that are oppressive or unfairly prejudicial to or that unfairly disregard the interests of such persons. The court may issue an order:

         o        restraining the conduct complained of;

         o        appointing a receiver;

         o to regulate a corporation's affairs by amending its articles or bylaws;

         o declaring that any amendment made to the articles or bylaws pursuant to the above operates notwithstanding any unanimous shareholder agreement made before or after the date of the order, until the court otherwise orders;

         o        directing an issue or exchange of securities;

         o appointing directors in place of or in addition to all or any of the directors then in office;

         o directing a corporation, subject to Section 34(2) of the Alberta Business Corporations Act, or any other person to purchase securities of a security holder;

         o directing a corporation or any other person to pay to a security holder any part of the money paid by the security holder for securities;

         o        directing a corporation,  subject to Section 43 of the Alberta
                  Business   Corporations   Act,   to  pay  a  dividend  to  its
                  shareholders or a class of its shareholders;

         o varying or setting aside a transaction or contract to which a corporation is a party and compensating the corporation or any other party to the transaction or contract;

         o requiring a corporation, within a time specified by the court, to produce to the court or an interested person financial statements in the form required by Section 155 of the Alberta Business Corporations Act or an accounting in any other form the court may determine;

         o        compensating an aggrieved person;

         o        directing rectification of the registers or other records of a
                  corporation   under  Section  244  of  the  Alberta   Business
                  Corporations Act;

         o        for the liquidation and dissolution of the corporation

         o directing an investigation under Part 18 of the Alberta Business Corporations Act to be made;

         o        requiring the trial of any issue;

         o        granting leave to the applicant to:

         o bring an action in the name and on behalf of the corporation or any of its subsidiaries, or

         o intervene in an action to which the corporation or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing an action on behalf of the corporation or any of its subsidiaries.


                              ACCOUNTING TREATMENT

The continuance of our company from Nevada to Alberta, Canada represents, for U.S. accounting purposes, a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost, in accordance with the guidance for transactions between entities under common control in Statement of Financial Accounting Standards No. 141, Business Combinations. The historical comparative figures of Assure Canada will be those of Assure Nevada.

Upon the effective date of the conversion, we will be subject to the securities laws of Alberta, Canada as those laws apply to Canadian domestic issuers. We will qualify as a foreign private issuer in the United States. Before our continuance in Alberta, we prepared our consolidated financial statements in accordance with generally accepted accounting principles ("GAAP") in the United States. As a Canadian domestic issuer, we will be required to prepare our annual and interim consolidated financial statements in accordance with Canadian generally accepted accounting principles. For purpose of our annual disclosure obligations in the United States, we will annually file in the United States consolidated financial statements prepared in accordance with Canadian GAAP together with a reconciliation to US GAAP.

                         BUSINESS OF ASSURE ENERGY, INC.

General


We were incorporated on August 11, 1999 in the State of Delaware under the name Inventoy.com, Inc. with the objective to license toy designs to toy manufacturers and to act as a toy inventor's agent in licensing toy designs developed by others. We expected to market such toy designs by both direct meetings with toy manufactures' representatives and through a web site that could give manufacturers the opportunity to review pictures and descriptions of new inventions at a single source to decide whether a face-to-face meeting would be useful. Given the effect of an overcrowded .com business environment, no operations in this area were ever commenced. Accordingly we looked at other ventures of merit for corporate participation as a means of enhancing shareholder value. This strategy resulted in our April 23, 2002 Acquisition Agreement with Assure Oil & Gas Corp., an Ontario, Canada corporation, and the shareholders of Assure Oil & Gas Corp.

The Acquisition Agreement principally involved our acquisition of all of Assure Oil & Gas Corp.'s issued and outstanding capital stock, making Assure Oil & Gas Corp. a wholly owned subsidiary of ours, in exchange for 2,400,000 units, each unit consisting of one share of our common stock, one Class A Warrant and one Class B Warrant. Each Class A Warrant, as amended, entitles the holder thereof to acquire one share of our common stock at a price of $.50 per share at any time or from time to time during the four year period commencing on October 1, 2003 and expiring on September 30, 2007. Each Class B Warrant, as amended, entitles the holder thereof to acquire one share of our common stock at a price of $1.00 per share at any time or from time to time during the four year period commencing on July 1, 2004 and expiring on June 30, 2008. As the result of the September 17, 2002 3:2 forward stock split the 2,400,000 units became 3,600,000 units, consisting of 3,600,000 shares, 3,600,000 Class A Warrants and 3,600,000 Class B Warrants. Similarly, the exercise price for each Class A Warrant became $.333 and the exercise price for each Class B Warrant became $.667 per share. In connection with the Acquisition Agreement, Ed Kaplan, one of our directors at that time, resigned and was replaced by James Golla, a designee of Assure Oil & Gas Corp. Further, on May 1, 2002 we amended our Certificate of Incorporation to change our name from Inventoy.com, Inc. to Assure Energy, Inc.

Assure Oil & Gas Corp. is actively engaged in the exploration, development, acquisition and production of petroleum and natural gas properties primarily located in Western Canada. In October 2000 Assure Oil & Gas Corp. commenced its oil and gas operations as part of an initiative to create cash flow by participating in a Farmout Agreement to drill a prospective Elkton zone natural gas well. To date, Assure Oil & Gas Corp. has acquired varying interests, through farmout participations, asset purchases and acquisitions of crown land rights in approximately 3200 gross acres (3040 net acres) of both producing and prospective petroleum and natural gas properties in the Western Sedimentary Basin of Western Canada. Assure Oil & Gas Corp. has seven producing oil wells with working interests therein ranging from 16.88%-95%. Assure Oil & Gas Corp.'s share of the average daily production for the past three months from these oil wells is approximately 28 barrels of oil per day. Six of these oil wells also produce gas that contributes to Assure Oil & Gas Corp. the equivalent of approximately 31 barrels of oil equivalent per day. Assure Oil & Gas Corp. has three other gas wells that contribute to Assure Oil & Gas Corp. approximately 71 barrels of oil equivalent per day. Working interests in these gas wells vary from 10.83% to 95%. Assure Oil & Gas Corp. currently has one abandoned and three shut in gas wells. Assure Oil & Gas Corp. is currently drilling one deep test well to the Wabamum formation in the Doe East area of Alberta.

Assure Oil & Gas Corp. plans to continue to explore, develop or acquire petroleum and natural gas properties to increase cash flow, and to build petroleum and natural gas reserves. Assure Oil & Gas Corp. anticipates an exploration program that could include infill drilling of current proved and producing properties, seismic interpretation of prospective properties and exploratory drilling. Acquisitions could include lands, licenses and leases, producing well bores or corporate acquisitions. Assure Oil & Gas Corp. also may from time to time acquire, or enter into strategic alliances with complementary business to achieve these objectives.

On March 14, 2002 we signed an asset purchase agreement with Inventoy.com International, Inc., through which we assigned all of our rights, titles and exclusive interests in and to all patents, trademarks, trade names, technical processes, know-how and other intellectual property that was associated with our business at that time (toy designs), including the twenty seven (27) toy designs we acquired from Kaplan Design Group upon our formation, in exchange for all of the outstanding shares of Inventoy.com International, Inc. (100 shares, par value $.001).

On May 30, 2002 Assure Oil & Gas Corp. entered into a Share Purchase Agreement with the three shareholders of Westerra 2000 Inc., an Alberta, Canada corporation engaged in the exploration, development and production of oil and gas properties primarily located in Alberta and Saskatchewan, Canada. Pursuant to the Share Purchase Agreement, Assure Oil & Gas Corp. acquired all of the capital stock of Westerra 2000 Inc. The purchase price was CDN$3,450,000 (approximately US$2,100,000) consisting of:

         o CDN$2,677,703.55 paid, on behalf of Westerra 2000 Inc., to Alta Gas Services Inc. pursuant to a June 1, 2001 Loan Agreement between Westerra 2000 Inc. and Alta Gas Services Inc.;

         o CDN$422,296.45 paid to the three shareholders of Westerra 2000 Inc. on a pro rata basis in proportion to their share ownership in Westerra 2000 Inc.; and

         o CDN$350,000 (approximately US $221,000) payable to the three shareholders of Westerra 2000 Inc. on a pro rata basis in proportion to their share ownership in Westerra 2000 Inc. following the resolution of title deficiencies on certain properties.

The parties deemed the effective date of the Acquisition Agreement to be April 1, 2002. As a consequence thereof, Assure Oil & Gas Corp. paid an additional CDN$34,164.98 to Alta Gas Services Inc., which represented additional interest due under the loan agreement. As a further consequence, net revenues and prepaid expenses of Westerra 2000 Inc., attributable to the period ending after April 1, 2002 but received by Westerra 2000 Inc. prior to May 30, 2002, were credited to Assure Oil & Gas Corp. The title deficiencies referred to above were resolved in January 2003 but we have not released the CDN $350,000 to the three shareholders of Westerra 2000 Inc. based on our contention that certain Westerra 2000 Inc. wells that had been reported to us to be proven/producing wells have not, in fact, been on production. Consequently, the three shareholders commenced an action against us in Calgary, Alberta on February 19, 2003 seeking release of the CDN $350,000 together with interest. See "Legal Proceedings."

The Share Purchase Agreement also provided that within 60 days of Assure Oil & Gas Corp.'s recoupment of the CDN$3,450,000 Purchase Price in the form of net revenue from the acquired Westerra 2000 Inc. natural gas production, Assure Oil & Gas Corp. had to give notice thereof to the three shareholders of Westerra 2000 Inc., who within 30 days of receipt of such notice, could elect to acquire an aggregate 25% working interest in such natural gas production for no additional consideration.

Westerra 2000 Inc. owns certain natural gas and oil interests in approximately five sections of land (3,200 acres gross - 1,920 acres net) in the Lloydminster area along the provincial border of Alberta and Saskatchewan (the "Westerra interests"). Westerra 2000 Inc. has six producing oil wells with working interests therein ranging from 50% to 100%. Westerra 2000 Inc.'s share of the average daily production for the past three months from these oil wells is approximately 130 barrels of oil per day. Westerra 2000 Inc. also has eight producing gas wells, each with a working interest of 60%. Westerra 2000 Inc.'s share of the average daily production for the past three months from these gas wells is approximately 153 barrels of oil equivalent per day, based upon the standard gas conversion ratio where six million cubic feet of gas equals one barrel of oil. Westerra 2000 Inc. has one suspended and one abandoned oil well. No new oil or gas wells are currently being drilled by Westerra 2000 Inc.

On August 27, 2002 we entered into a Stock Exchange Agreement with Inventoy.com International, Inc., Kaplan Design Group, Douglas Kaplan, Ed Kaplan and Ron Beit-Halachmy. At the time of the Stock Exchange Agreement, Kaplan Design Group, Douglas Kaplan, Ed Kaplan and Ron Beit-Halachmy (collectively the "Shareholders") owned an aggregate of 14,440,000 shares of our common stock (the "Shares"). Pursuant to the Stock Exchange Agreement, the Shareholders exchanged the Shares for all of the issued and outstanding shares of Inventoy.com International, Inc., our inactive wholly-owned subsidiary. Inventoy.com International, Inc. owned patents, trademarks, tradenames, technical processes, know-how and other intellectual property intended to be utilized in a business involving the licensing of toy designs developed by others. The Shareholders included certain founders of ours that contributed the Inventoy assets to us upon our formation. The Shares had been received by the Shareholders in consideration of their contribution of the Inventoy assets. The decision to sell Inventoy.com International, Inc. to the Shareholders was based upon the determination that Inventoy International, Inc. did not fit into our current operations which primarily consist of the exploration, development, and acquisition of petroleum and gas properties located in Western Canada. Pursuant to the Stock Exchange Agreement, the Shares were cancelled and returned to the status of authorized but unissued shares.

On July 28, 2003 we completed the acquisition of 6,267,500 common shares of Quarry Oil & Gas Ltd. ("Quarry"), pursuant to a March 6, 2003 Share Purchase Agreement (the "Share Purchase Agreement") among us, Quarry, and certain Quarry shareholders including Al J. Kroontje, Trevor G. Penford, Karen Brawley-Hogg, Donald J. Brown and Troon Investments, Ltd. (collectively the "Sellers"). We subsequently received an additional 482,500 Quarry shares from the Sellers resulting in our aggregate purchase of 6,750,000 Quarry shares (the "Acquisition Shares") pursuant to the Share Purchase Agreement. These 6,750,000 shares together with the 169,900 Quarry shares already owned by us represent approximately 48.5% of the outstanding common shares of Quarry. The Acquisition Shares were purchased by us at a price of CDN $1.3278 (approximately US$.95) per share or CDN $8,962,650 (approximately US $6,434,107) on an aggregate basis. In furtherance of the Share Purchase Agreement, on July 28, 2003 Harvey Lalach was appointed the president and chief executive officer of Quarry.

The Share Purchase Agreement provided for the transfer of certain Quarry assets (the "Excluded Assets") by Quarry, prior to closing, to a Quarry subsidiary, 51% of which was sold to the Sellers on the closing date of the Share Purchase Agreement, at a purchase price of CDN$867,662 (approximately US$622,877). The purchase price represented 51% of the adjusted net book value of the Excluded Assets as at the date of the Share Purchase Agreement. The Share Purchase Agreement also provided for the payment by Quarry to Al Kroontje or his designees, the sum of CDN$592,500 (approximately US$425,344) representing (i) salary compensation to Mr. Kroontje for the six years ended December 31, 2000 when Mr. Kroontje did not receive any compensation for serving as an officer and director of Quarry; (ii) severance pay; and (iii) a retirement allowance. Payment in full was made to Mr. Kroontje at closing. In furtherance of our obligations under the Share Purchase Agreement, in September 2003, we presented to Quarry and the Sellers, an experienced, previously successful management team for Quarry. The members of the management team are Harvey Lalach, Colin McNeil, Tim Chorney,

Cam Bogle, Colin Emerson and Trevor Penford. Since August 29, 2003, Messrs. Chorney, Bogle and Emerson have been employed by Assure Oil & Gas Corp. in the capacities of Operations Manager, Land Manager, and Exploration Manager, respectively. Through Assure Oil & Gas Corp., we are presently negotiating a Management Services Agreement with Quarry whereby we will supply Quarry with the services of certain of our employees that have management or operational expertise including, but not limited to, the services of Messrs. Chorney, Bogle and Emerson. In consideration thereof, Quarry will pay us a monthly fee equal to a percentage of the costs incurred by us in providing such services.

Quarry is a junior oil and gas exploration and development company based in Calgary, Alberta, Canada whose common shares are listed on the TSX Venture Exchange under the symbol "QUC". Quarry's average daily production is currently approximately 1100 barrels of oil equivalent per day. Quarry has a stable oil production base in Alberta, Canada. It has recently added significant gas reserves from its discoveries in northeast British Columbia, Canada where it has access to a large base of undeveloped lands. Quarry has also developed a portfolio of natural gas prospects to facilitate future growth.

On April 7, 2003 we entered into a Consulting Agreement with TGR Group, LLC, ("TGR") a Nevada limited liability company, pursuant to which TGR provides public relations services on our behalf. Pursuant to the Agreement, as amended, we paid a $25,000 fee to TGR and issued100,000 5 year warrants to TGR, each exercisable for the purchase of 1 share of our restricted common at a price of $3 per share. Piggyback registration rights apply with respect to the shares underlying the warrants. These piggyback registration rights do not apply to registration statements relating solely to employee benefit plans, business combinations or changes in domicile.

On March 25, 2003 we entered into a one year Consulting Agreement with Investormedia Group pursuant to which Investormedia Group provides us with strategic planning and media services, including assistance with creating market awareness of our company. In consideration of these services, we pay Investormedia Group a monthly retainer of $2,500 plus a fee equal to 15% of the of the gross cost of services engaged or facilitated by Investormedia Group. In certain mutually agreed upon instances, the fee can be reduced to 5%. On June 21, 2003 we authorized Investormedia Group to include a report on us in a newsletter with an estimated circulation of 300,000 persons. In consideration thereof, we paid Investormedia Group an aggregate of $326,585 consisting of typesetting, printing and mailing costs and a 5% agency fee.

Stock Splits

Following the close of business on March 6, 2002 we effected a 4:1 forward stock split in favor of our shareholders of record as of the close of business on February 25, 2002. Pursuant to the stock split our 5,221,000 shares of common stock issued and outstanding on the record date were increased to 20,884,000 shares of common stock.

Following the close of business on September 17, 2002 we effected a 3:2 forward stock split in favor of our shareholders of record as of the close of business on September 10, 2002. Pursuant to the stock split our 10,244,000 shares of common stock issued and outstanding on the record date were increased to 15,366,000 shares.

Nevada Reincorporation

On September 11, 2003 we reincorporated from Delaware to Nevada for the sole purpose of taking advantage of the Nevada continuance statute. The reincorporation was effected through a Plan and Agreement of Merger between Assure Energy, Inc., a Delaware corporation, hereinafter referred to as Assure Delaware, and Assure Nevada. The Merger was approved by the holders of a majority of the outstanding shares of Assure Delaware. Pursuant to Delaware Law, dissenting Assure Delaware shareholders were given appraisal rights. No dissenting shareholders to whom appraisal rights applied made written demand for appraisal within the required period for doing so.

Financing Transactions

During  the  period  October  2000  through  April  2001 we engaged in a private offering of up to 1,500,000 shares of our common stock at a price of $.10 per share. The offering was completed in April 2001 with the sale of 1,111,000 shares of our common stock to 42 people resulting in gross proceeds of $111,100. The offering was made in reliance on Rule 506 of Regulation D under the Securities Act of 1933, as amended. The information set forth above does not take into account the effects of our March 6, 2002 and September 17, 2002 stock splits.

On April 23, 2002 we completed a $1,250,000 debt financing with an accredited investor. The debt was evidenced by our demand promissory note dated April 23, 2002 and bore interest at the rate of 1% above the prime rate charged by Citicorp. The note was subsequently cancelled and the principal amount thereof was utilized to purchase $1,250,000 of our Series A Preferred Stock. The note was issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

On May 8, 2002 we completed a $1,750,000 equity financing with three accredited persons pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Rule 506 of Regulation D. In connection therewith, we issued an aggregate of 1,400,00 units at a purchase price of $1.25 per unit. Each unit consists of one share of our common stock and one common stock purchase warrant. Each warrant as amended, entitles the holder to purchase one share of our common stock at a price of $1.50 per share for a period of four years commencing July 1, 2003. As the result of the September 17, 2002 3:2 forward stock split the 1,400,000 unit shares became 2,100,000 shares and the 1,400,000 warrants became 2,100,000 warrants, each with an exercise price of $1.00 per share. Both the shares underlying the units and the shares underlying the unit warrants have piggyback registration rights.

As of June 1, 2002 we entered into a Preferred Stock Purchase Agreement with three accredited persons pursuant to which we sold them 17,500 shares of our Convertible Series A Preferred Stock at a price of $100 per share (the "Stated Value") or an aggregate of $1,750,000. The Series A Preferred Stock was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. One of the purchasers was the purchaser of our $1,250,000 note described above, which pursuant to a Note Termination and Conversion Agreement with us dated as of June 1, 2002 terminated the April 23, 2002 note referred to above and applied the $1,250,000 principal amount thereof to the purchase of 12,500 shares of our Series A Preferred Stock. The Series A

Preferred Stock is convertible by the holder after 2 years, or if called for redemption by us, into units. The initial conversion price for the conversion of the Series A Preferred Stock is $1.50 of Stated Value. Each unit consists of one share of our common stock and one common stock purchase warrant. Each warrant entitles the holder there of to purchase one share of our common stock at a price of $1.75 per share at any time during the four year period commencing one year after the date of issuance. Piggyback registration rights apply to the shares underlying the units and unit warrants issuable upon conversion of the Series A Preferred Stock. As the result of the September 17, 2002 3:2 forward stock split, the initial conversion price of the Series A Preferred Stock became $1.00 of Stated Value and the exercise price for each share underlying the unit warrants issuable upon conversion of the Series A Preferred Stock became approximately $1.166 per share. The holders of the Series A Preferred Stock are entitled to receive out of funds legally available for the payment of dividends, dividends in cash or stock at the rate of 5% per annum on the Stated Value of each share of Series A Preferred Stock. Dividends on the Series A Preferred Stock are cumulative from the issuance date.

As of August 27, 2002 we entered into a Preferred Stock Purchase Agreement with an accredited person pursuant to which we sold such person 5,250 shares of our Convertible Series B Preferred Stock at a price of $100 per share (the "Stated Value") or an aggregate of $525,000. The Series B Preferred Stock was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Series B Preferred Stock is convertible by the holder after 2 years, or if called for redemption by us, into units. The initial conversion price for the conversion of the Series B Preferred Stock is $1.75 of Stated Value. Each unit consists of one share of our common stock and one common stock purchase warrant. Each warrant entitles the holder thereof to purchase one share of our common stock at a price of $2.00 per share at any time during the four year period commencing one year after the date of issuance. Piggyback registration rights apply to the shares underlying the units and the unit warrants issuable upon conversion of the Preferred Stock. As the result of the September 17, 2002 3:2 forward stock split, the initial conversion price of the Series B Preferred Stock became approximately $1.166 of Stated Value and the exercise price for each share underlying the unit warrants issuable upon conversion of the Series B Preferred Stock became approximately $1.333 per share. The holders of the Series B Preferred Stock are entitled to receive out of funds legally available for the payment of dividends, dividends in cash or stock at the rate of 5% per annum on the Stated Value of each share of Series B Preferred Stock. Dividends on the Series B Preferred Stock are cumulative from the issuance date.

On December 28, 2002 Assure Oil & Gas Corp. completed a CDN $1,000,000 debt financing with an accredited investor. The debt is evidenced by a six year promissory note which bears interest at the rate of 3 1/2% above the prime rate charged by Royal Bank of Canada in Toronto. No interest or principal is due on the note during the first year of the note. On the first anniversary of the note, all interest then due on the note is payable in full. Thereafter, for the balance of the term of the note, interest and principal is payable quarterly. The debt is subordinated to all present and future bank debt of ours, including our subsidiaries.

On February 26, 2003 we completed a $2,400,750 equity financing in which we sold 1,067,000 units to 2 accredited investors at a price of $2.25 per unit. Each unit consists of 1 share of our common stock and 1/2 warrant. Each full warrant entitles the holder to purchase one share of our common stock at a price of $2.50 per share for a period of five years, commencing February 26, 2003.

On March 15, 2003 we completed a $4,500,000 debt financing with an accredited investor. The debt is evidenced by a six year promissory note which bears interest at the rate of 3 1/2 % above prime rate charged by Citibank in New York. No interest or principal is due on the note during the first year of the note. On the first anniversary of the note, all interest then due on the note is payable in full. Thereafter, for the balances of the term of the note, interest and principal is payable quarterly. The debt is subordinated to all present and future bank debt of ours, including our subsidiaries. In consideration of the financing, we also issued 450,000 warrants to the investor dated March 15, 2003. Each warrant entitles the holder to purchase 1 share of our common stock at a price of $3.10 per share during the 5 year period commencing July 1, 2003.

In October 2003, persons holding an aggregate of 1,538,100 Class A Warrants exercised such warrants at an exercise price of $.333 per share resulting in proceeds of approximately $512,187.

In October 2003, a person holding 10,000 warrants exercisable at $3.00 per share exercised such warrants resulting in proceeds of $30,000.

Supplies and Suppliers

Any raw materials required by us in the operation of our business are available at competitive rates from many suppliers. We are not dependent on any one supplier for raw materials.

Research and Development

We have not engaged in any research and development activities since our inception.

Customers

No single customer accounts for a significant portion of our revenues.

Competition

The oil and gas industry is highly competitive. We encounter competition from numerous companies in all or our activities, particularly in acquiring rights to explore for crude oil and natural gas. Most of our competitors are larger and have substantially greater financial and human resources than we do.

The oil and gas business involves large-scale capital expenditures and risk-taking. In the search for new oil and gas reserves, long lead times are often required from successful exploration to subsequent production. Operations in the oil and gas industry depend on a depleting natural resource. The number of areas where it can be expected that oil and gas will be discovered in commercial quantities is constantly diminishing and exploration risks are high. Areas where oil or gas may be found are often in remote locations where exploration and development activities are capital intensive and operating costs are high.

Our future success will depend, to a significant extents, on our ability to make good decisions regarding our capital expenditures, especially when taking into consideration our limited resources. We can give no assurance that we will be able to overcome the competitive disadvantages we face as a small company with limited capital.

Government Regulation

As an oil and gas company with operations in Alberta, Canada and Saskatchewan, Canada we are subject to the rules and regulations of the Alberta Energy and Utilities Board (the "EUB") and the Saskatchewan Industry and Resources ("SIR"). The function of both the EUB and SIR is to insure that the discovery, development and delivery of oil and gas and other natural resources takes place in a manner that is fair, responsible and in the public interest. The EUB and SIR establish guidelines which we follow with respect to our oil and gas operations. Our operating costs are materially affected by these requirements.

Employees

At the present time, our only employees are our two executive officers, our operations manager, land manager and exploration manager. We utilize independent contractors for our other service requirements.

Patents, Trademarks and Licenses

We do not have any patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.

Property

Our executive offices consist of approximately 1,836 square feet of space which Assure Oil & Gas Corp. subleases at 140-4th Avenue SW, Calgary, Alberta. The sublease which commenced on October 1, 2002 continues through December 30, 2005. Under the sublease we pay CDN$4,674.81 per month (approximately US$3,115 per month). Our president, operations manager, land manager, exploration manager and our independent contractors including a production accountant, accountant, and engineer work from this location. Since October 1, 2003, we are also utilizing approximately 1,500 square feet of office space provided to us by Quarry Oil & Gas Ltd. at 521 3rd Avenue SW, Suite 1250, Calgary, Alberta T2P 3T3. We are currently negotiating an arrangement with Quarry Oil & Gas Ltd. respecting the use of this space. Quarry Oil & Gas Ltd.'s current lease at this location covers approximately 5,000 square feet of space, runs through April 7, 2007 and involves base rent payments of CDN$4,000 (approximately US$3,000) per month together with Quarry's share of taxes and other operating expenses related to the premises. Under such an arrangement with Quarry Oil & Gas Ltd., we expect to be charged for the amount of space utilized by us on a pro rata basis. In conjunction with this new arrangement, we intend to sublease the space at 140-4th Avenue SW to a third party for the remainder of the lease term. We believe our present space or alternatively, the Quarry Oil & Gas Ltd. space, is sufficient to handle our present and immediate future needs. In the event our present sublease or if applicable, our proposed arrangement with Quarry Oil & Gas Ltd. is terminated for any reason or not renewed upon the expiration of the present term, space sufficient to handle our then present and expected future needs is expected to be available from several alternative sources at comparable rates.

                                LEGAL PROCEEDINGS

On February 19, 2003 Gary Freitag, Garth R. Keyte and Evan Stephens filed a Statement of Claim against Assure Oil & Gas Corp. in the Court of Queen's Bench of Alberta, Canada Judicial District of Calgary seeking judgment in the sum of CDN$350,0000 (approximately US $221,000) together with interest thereon at the rate of 6% per annum from January 15, 2003. The action relates to CDN$350,000 that was placed in trust as part of the May 30,2002 Share Purchase Agreement between Assure Oil & Gas Corp. and the three shareholders of Westerra 2000 Inc. Plaintiffs claim the money should have been released to them on or about January 15, 2003, the date of resolution of certain title deficiencies that existed at the time the Share Purchase Agreement was executed. We filed a Statement of Defense and Counterclaim based upon our assertion that certain of the Westerra 2000 Inc. wells that had been purchased in consideration of a report that indicated they were proven or producing wells were and are in fact non-producing and that the shareholders had represented that the wells could be brought to production at any time. We further asserted that since the wells are not on production the holdback has been forfeited and is not payable. On May 27, 2003, Messrs. Freitag, Keyte, and Stephens filed a Reply and Statement of Defense to Counterclaim alleging that the payment of the CDN $350,000 to them was unconditional and that no representations or warranties had been made that any of Westerra 2000 Inc. wells were proven or producing. While we disagree with these statements made in the Reply and Statement of Defense to Counterclaim, and we continue to believe our position has merit we can offer no assurance as to the outcome of this matter.

On July 3, 2003, Assure Oil and Gas Corp. and Westerra 2000 Inc., hereinafter referred to as the plaintiffs, filed a Statement of Claim in the Court of Queen's Bench of Alberta, Judicial District of Calgary (Action No.: 0301-10499) naming Lloyd Venture 1 Inc., 970313 Alberta Ltd. and Roswell Petroleum Corporation as defendants. The action relates to a May 2002 Farmout and Option Agreement in which Assure Oil & Gas Corp. and Nevarro Energy Ltd. were given the ability to earn an interest in certain oil and gas interests of the defendants. Effective November 8, 2002, Nevarro Energy Ltd. assigned its interests under the Farmout and Option Agreement to Westerra 2000 Inc. The plaintiffs claim that all of the requirements to earn an interest in the properties was satisfied and that they became entitled to drill certain option wells, subject to the terms of the Farmout and Option Agreement. Consequently, several option wells were drilled and the plaintiffs earned interests in some of the farmout lands. Subsequently, plaintiffs provided notices to defendants to drill additional option wells. Defendants advised plaintiffs that the notices were invalid, that they were not to occupy any further farmout lands or commence any further drilling on the farmout lands, and that the Farmout and Option Agreement was terminated. The action seeks an order declaring that the plaintiffs have properly exercised their rights to drill the option wells in accordance with the Farmout and Option Agreement, an order for specific performance, and a declaration that the plaintiffs are entitled to exercise the remainder of their rights under the Farmout and Option Agreement to elect to drill further option wells and to earn a working interest in the specifically identified farmout lands. On August 25, 2003 the defendants filed a Statement of Defense and a Counterclaim. In the Statement of Defense defendants allege that:

         o        Westerra  has  no  interest  in  the  Farmout   Agreement  or,
                  alternatively, it failed to provide proper notice of such interest to defendants;

         o Plaintiffs have no right to drill any additional option wells or to earn further interests in the farmout lands;

         o Plaintiffs had no right to drill multiple option wells and failed to exercise their right to drill option wells in accordance with the provisions of the Farmout and Option Agreement; and

         o Certain election notices were improperly issued by plaintiffs, were not valid, and resulted in plaintiff's not having any interest in certain farmout lands;

The Counterclaim seeks, among other things:

         o Orders for accounting of all production from certain wells drilled pursuant to the Farmout and Option Agreement;

         o An order directing the abandonment of certain wells drilled pursuant to the Farmout and Option Agreement; and

         o        Monetary charges for trespass and general damages.

We are presently preparing a Statement of Defense to the Counterclaim. While we believe our claims have merit and the defendants Statement of Defense and Counterclaim does not, we can offer no assurance as to the outcome of this matter.

No other legal proceedings are pending to which we or any of our property is subject, nor to our knowledge are any such proceedings threatened.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

For the three-months ended June 30, 2003 and June 30, 2002, we had total revenue of $884,229 and $304,512, respectively. For the six-months ended June 30, 2003 and June 30, 2002, we had total revenue of $1,958,371 and $304,598 respectively. The increase in total revenues for the six months ended June 30, 2003 as compared to the six months ended June 30, 2002 was due in part to the fact that our subsidiaries, Assure Oil & Gas Corp. and Westerra 2000 Ltd. were acquired effective April 1, 2002. Accordingly, only three months of operations were included in the six months ended June 30, 2002. Other factors giving rise to the revenue increases during the three and six months ended June 30, 2003 include significant increases in the prices of oil and natural gas in 2003 and the relative strength of the Canadian dollar since December 2002. Our total expenses for the three-months ended June 30, 2003 and June 30, 2002 were $1,256,532 and $235,579, respectively. Our total expenses were $2,417,592 for the six-months ended June 30, 2003 and $341,162 for the six-months ended June 30, 2002. The increase in total expenses for the three and six months ended June 30, 2003 as compared to the three and six months ended June 30, 2002 were due to increased costs associated with our expanded operations including increases in general and administration expenses, operating expenses, interest expenses and depletion and site restoration. For the three-months ended June 30, 2003 and June 30, 2002, we had a net loss of
$534,131 or $.03 per share and $2,868, or less than $.01 per share, respectively. For the six-months ended June 30, 2003, we had a net loss of $914,705 or $.06 per share as compared to a net loss of $108,365 or less than $.01 per share, for the six-months ended June 30, 2002. The Company attributes the losses for the three and six months ended June 30, 2003, in part, to higher than anticipated depletion and site restoration expenses. During the three months ended June 30, 2003, the Company incurred non-recurring professional fees related to the partial acquisition of Quarry Oil & Gas Ltd.

LIQUIDITY AND CAPITAL RESOURCES

We have incurred losses since the inception of our business as an oil and gas exploration and development company. Since that time, we have been dependent on acquisitions and funding from private lenders and investors to conduct operations. As of June 30, 2003 we had an accumulated deficit of $1,775,857. As of June 30, 2003, we had total current assets of $9,827,079 and total current liabilities of $979,463 or working capital of $8,847,616. We will continue to evaluate possible acquisitions of or investments in businesses and properties that are complimentary to ours. These may require the use of cash, which could require us to seek additional financing. We may sell equity or debt securities or seek credit facilities to fund acquisition-related or other business costs. Sales of equity or convertible debt securities would result in additional dilution to our stockholders. We may also need to raise additional funds in order to support more rapid expansion, respond to competitive pressures, or take advantage of unanticipated opportunities. Our future liquidity and capital requirements will depend upon numerous factors, including the success of our existing exploration and development activities.

                      MARKET FOR COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS


Market Information

Our common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") under the symbol "ASUR." Following the continuance our stock is expected to be quoted under the symbol "ASURF". From November 6, 2001 until May 1, 2002, the date we changed our name from Inventoy.com, Inc. to Assure Energy, Inc., our stock was quoted under the symbol "INVY." The following table sets forth, for the periods and fiscal quarters indicated, the high and low closing bid prices per share of our common stock, as derived from quotations provided by Pink Sheets, LLC. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. Prices after March 6, 2002 reflect the 4:1 forward stock split which took effect after the close of business on March 6, 2002. Prices after September 17, 2002 reflect the aforementioned 4:1 forward stock split and the 3:2 forward stock split which took effect after the close of business on September 17, 2002.

Period Indicated or Quarter Ended                            High Bid         Low Bid
---------------------------------                            --------         -------
November 6, 2001 - December 31, 2001                         $.05             $.01
January 2, 2002 - March 6, 2002                              $.06             $.05
March 7, 2002 - March 31, 2002                               $.25             $.01
June 30, 2002                                                $2.45            $.02
July 1, 2002 - September 17, 2002                            $4.00            $2.45
September 18, 2002 - September 30, 2002                      $3.05            $3.05
December 31, 2002                                            $3.06            $3.05
March 31, 2003                                               $3.06            $3.06
June 30, 2003                                                $3.10            $2.75
September 30, 2003                                           $3.91            $2.90


Holders

As of October 21, 2003, there were approximately 40 record holders of our common stock.

Dividends

We have never declared any cash dividends with respect to our common stock. Future payment of dividends is within the discretion of our board of directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. Although there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Recent Sales of Unregistered Securities

The information set forth below discusses the amount of securities sold on the dates provided and does not take into account the effects of our February 2002 4:1 forward stock split or our September 2002 3:2 forward stock split, except to the extent the date of issuance was after the date of one or both of the splits.

In October 2003, we issued an aggregate of 1,548,100 shares of our common stock to 13 persons in connection with their exercise of common stock purchase warrants. These issuances were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Effective August 28, 2003 we issued 50,000 non-statutory stock options to one person each exercisable, upon vesting, to purchase one share of our common stock at a price of $3.00 per share during the three year period ending August 27, 2006. The issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Effective August 29, 2003 we issued an aggregate of 225,000 non statutory stock options to three persons each exercisable, upon vesting, to purchase one share of our common stock at a price of $3.00 per share during the three year period ending August 28, 2006. These issuances were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Effective September 4, 2003 we issued 30,000 non-statutory stock options to Lisa Komoroczy, each exercisable, upon vesting to purchase one share of our common stock at a price of $3.00 per share during the three year period ending September 3, 2006. The issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

In April 2003 we issued 100,000 warrants to 1 person for consulting services, each exercisable upon issuance to purchase one share of our common stock at a price of $3.00 per share during a five year exercise period. The issuance was made in reliance or the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

On March 15, 2003 we issued a six-year, $4,500,000 promissory note (the "Note") together with 450,000 5 year warrants (the "Warrants") to 1 person. Each Warrant entitles the holder to purchase one share of our common stock at a price of $3.10 per share. The issuance of the Note and Warrants was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

On February 26, 2003 we completed a $2,400,750 equity financing in which we sold 1,067,000 units to 2 persons at a purchase price of $2.25 per unit. Each unit consists of 1 share of our common stock and one-half warrant. Each full warrant entitles the holder to purchase one share of our common stock at a price of $2.50 per share for a period of five years commencing February 26, 2003. The issuance was made in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended.

On December 28, 2002, Assure Oil & Gas Corp. issued a six year CDN $1,000,000 promissory note (the "Note") to 1 person. The issuance of the Note was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Effective October 1, 2002 we issued 100,000 and 20,000 non statutory stock options, respectively to Harvey Lalach and James Golla, each exercisable, upon vesting, to purchase one share of our common stock at a price of $2.75 per share during the three year period ending September 30, 2005. These issuances were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Effective October 1, 2002 we issued 200,000 non-statutory stock options to 1 person for consulting services, each exercisable upon issuance to purchase one share of our common stock at a price of $2.75 per share during the two year period ending September 30, 2004. The issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Effective April 28, 2003 these options were terminated.

On August 27, 2002 we sold 5,250 shares of our Series B Preferred Stock at a price of $100 per share or $525,000 on an aggregate basis to 1 person. The sale was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

As of June 1, 2002 we sold 17,500 shares of our Series A Preferred Stock at a price of $100 per share or $1,750,000 on an aggregate basis to 3 persons. The sales were made in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended.

On May 8, 2002 we completed a $1,750,000 equity financing in which we sold 1,400,000 units to 3 persons at a purchase price of $1.25 per unit. Each unit consisted of 1 share of our common stock and 1 common stock purchase warrant, each exercisable for the purchase of an additional share of our common stock. The sale was made in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended.

In connection with our April 23, 2002 Acquisition Agreement with Assure Oil & Gas Corp. and the shareholders of Assure Oil & Gas Corp. we issued an aggregate of 2,400,000 units to the shareholders of Assure Oil & Gas Corp. Each unit consisted of 1 share of our common stock, 1 Class A Warrant and 1 Class B Warrant. Each Class A Warrant and Class B Warrant is exercisable for the purchase of 1 additional share of our common stock. The sale of the units was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

During  the  period  October  2000  through  April  2001 we engaged in a private offering of up to 1,500,000 shares of our common stock at a price of $.10 per share. The offering was completed in April 2001 with the sale of 1,111,000 shares of our common stock to 42 people resulting in gross proceeds of $111,100. The offering was made in reliance on Rule 506 of Regulation D under the Securities Act of 1933. as amended.

In July 2001, we issued 10,000 shares of our common stock to Ron Beit-Halachmy at a price of $.001 per share in consideration of his serving as one of our directors. The sale of the stock was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

In October 2000 and December 2000, respectively, we issued 250,000 shares of our common stock to Kaplan Gottbetter & Levenson, LLP, in exchange for legal services rendered, and 250,000 shares of our common stock to Dunlap Industries Ltd., in exchange for financial consulting services rendered. For purposes of the foregoing transactions, the shares were valued at $.10 per share. The sales of the stock were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

In July 2000 we issued 300,000 shares of our common stock to each of Ed Kaplan and Douglas Kaplan at a price of $.001 per share or $300 on an aggregate basis. The sales were made in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended.

In July 2000 we issued 3,000,000 shares of our common stock to Kaplan Design Group in exchange for 27 toy designs. These shares were valued at $.001 per share or $3,000 on an aggregate basis. The sale was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

                                   MANAGEMENT

 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH
                       SECTION 16(a) OF THE EXCHANGE ACT


Executive Officers, Directors and Key Employees

Directors serve until the next annual meeting of the stockholders; until their successors are elected or appointed and qualified, or until their prior resignation or removal. Officers serve for such terms as determined by our board of directors. Each officer holds office until such officer's successor is elected or appointed and qualified or until such officer's earlier resignation or removal. No family relationships exist between any of our present directors and officers.

The following table sets forth certain information, as of October 27, 2003, with respect to our directors and executive officers.

                                                                                 Date of Election
Name                               Positions Held                     Age    or Appointment as Director
----                               --------------                     ---    --------------------------
Harvey Lalach      President, Chief Executive and Financial           37    September 12, 2002
                   Officer, Director

James Golla        Secretary, Treasurer, Director                     70    April 23, 2002

Lisa Komoroczy     Director                                           38    September 4, 2003

The following is a brief account of the business experience of each of our directors and executive officers during the past five years or more.

Harvey Lalach has served as a director for us since September 12, 2002, as a vice president from September 19, 2002 through December 6, 2002, as our president and chief executive officer since December 6, 2002 and as our chief financial officer since December 13, 2002. He has served as the president and chief executive of Quarry Oil & Gas Ltd. since July 28, 2003. He also serves as president, chief executive and financial officer and as a director for each of Assure Oil & Gas Corp. and Westerra 2000 Inc. From July 22, 2003 to the present he has served as a director for Keantha Holdings Inc., a private company that is 49% owned by Quarry Oil & Gas Ltd. Mr. Lalach was employed in the investment industry from 1987 to 1997 where he served as a securities trader, a floor trader and ultimately a branch manager for Green Line Investor Services, Inc. Mr. Lalach was the manager of administration and corporate relations for Goldtex Resources Ltd., a public mining company listed on TSX Venture Exchange Inc., from July 1997 to November 1998. He was the founder, president and director of GlobalNetCare, Inc. an Internet company whose shares are publicly traded on the OTC Bulletin Board, from November 1998 to March 2001. From September 2001 to July 2002, Mr. Lalach was the vice-president and director of Aubryn International Corp., a company that was mining for spring water in Southern California whose shares are publicly on the OTC Bulletin Board.

James Golla has served as a director of ours since April 23, 2002. He served as our interim president and chief executive officer from August 1, 2002 until September 12, 2002. He has served as our secretary and treasurer since August 1, 2002. Mr. Golla was a sports and business journalist with the Globe and Mail, Canada's national newspaper, from 1954 until his retirement in November 1996. Mr. Golla is also currently a director of Altair Nanotechnologies Inc. and has been since May 1994, a company that is developing nanomaterial products and is listed on the NASDAQ small-cap market. Mr. Golla is a director of several other public companies including Apogee Minerals Ltd. (since February 1998), a public oil and gas exploration company listed on the TSX Venture Exchange, Inc., European Gold, a public gold exploration company listed on the TSX Venture Exchange, Inc., Radiant Energy Corp., a high tech company manufacturing products for the airline industry listed on the TSX Venture Exchange, Inc., and Barton Bay Resources, a public oil and gas company listed on the TSX Venture Exchange, Inc.

Lisa Komoroczy has served as a director of ours since September 4, 2003. She has served in various financial consulting, accounting and administrative capacities during the past ten years. For the past three years she has worked as an independent consultant. Within this period, she has provided consulting services to Path 1 Network Technologies Inc., a US public company, and to several private companies. From December 1998 until July 2000 she served as Director of Finance and Administration for The Box Lot Company. Other jobs have involved her serving as vice president-finance for a merchant banking firm and as an accountant for KPMG Peat Marwick. She received a B.A. Degree from California State University of Fullerton after majoring in finance and accounting.

Board of Directors

Our directors presently receive no cash remuneration for acting as such. Directors may however be reimbursed their expenses, if any, for attendance at meetings of the Board of Directors. We may also grant stock options to our directors. In September 2003 we issued 30,000 stock options to Lisa Komoroczy. Our Board of Directors may designate from among its members an executive committee and one or more other committees. No such committees have been appointed to date.

Compliance with Section 16(a) of the Exchange Act

Our common stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, our officers, directors and principal shareholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.


                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the three fiscal years ended December 31, 2002 to
(i) all individuals that served as our
chief executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2002 and (ii) all individuals that served as executive officers of ours at any time during the fiscal year ended December 31, 2002 that received annual compensation during the fiscal year ended December 31, 2002 in excess of $100,000.

                           Summary Compensation Table

                                        Annual Compensation                                     Long-Term Compensation

                           Fiscal Year                                                           Restricted                All Other
    Name and                 Ended                                       Other      Options/        Stock          LTIP      Compen
Principal Position       December 31       Salary           Bonus    Compensation     SARs          Awards        Payouts    sation
------------------       -----------       ------           -----    ------------     ----          ------        -------    ------
Ed Kaplan                     2002            0               0            0            0               0            0            0
President and CEO             2001            0               0            0            0               0            0            0
                              2000            0               0            0            0               0            0            0

Doug Kaplan                   2002            0               0            0            0               0            0            0
President and CEO             2001            0               0            0            0               0            0            0
                              2000            0               0            0            0               0            0            0

James Golla                   2002            0               0            0       20,000(1)            0            0            0
President and CEO             2001            0               0            0            0               0            0            0
                              2000            0               0            0            0               0            0            0

Suzanne West                  2002      $31,150(2)            0            0         0(3)               0            0            0
President and CEO             2001            0               0            0            0               0            0            0
                              2000            0               0            0            0               0            0            0

Harvey Lalach                 2002      $10,384               0            0      100,000(4)            0            0            0
President and CEO             2001            0               0            0            0               0            0            0
                              2000            0               0            0            0               0            0            0

(1) Consists of 20,000 stock options issued to Mr. Golla on October 1, 2002 with an exercise price of $2.75 per share. See "Certain Relationships and Related Transactions."

(2) Excludes $34,010 paid to Ms. West as consulting fees for services performed by Ms. West subsequent to her engagement as our president and chief executive officer.

(3) Ms. West's employment contract provided for the grant of 200,000 stock options to Ms. West. These options were never issued and upon the termination of Ms. West's employment effective December 6, 2002, all rights of Ms. West to receive these options were likewise terminated

(4) Consists of 100,000 stock options issued to Mr. Lalach on October 1, 2002 with an exercise price of $2.75 per share.

                      Option/SAR Grants In Last Fiscal Year
                               (Individual Grants)

                            Number of
                            Securities
                            Underlying          Percent of Total         Exercise or
                           Options/SARs      Options/SARs Granted to     Base Price
         Name              Granted (#)      Employees in Fiscal Year     (per share)     Date of Grant       Expiration Date
         ----              -----------      ------------------------     -----------     -------------       ---------------
  Ed Kaplan                     0            Not Applicable ("N/A")          N/A              N/A                  N/A
  Doug Kaplan                   0                      N/A                   N/A              N/A                  N/A
  James Golla                 20,000                 16.66%                 $2.75       October 1, 2002     September 30, 2005
  Suzanne West                0 (1)                  N/A(2)                  N/A              N/A                  N/A
  Harvey Lalach              100,000                 83.33%                 $2.75       October 1, 2002     September 30, 2005

(1) Ms. West's employment contract provided for the grant of 200,000 stock options to Ms. West. These options were never issued and upon the termination of Ms. West's employment effective December 6, 2002, all rights of Ms. West to receive these options were likewise terminated.

(2) Does not take into account 200,000 stock options that were issuable to Suzanne West (the "West Options") pursuant to her September 17, 2002 Employment Agreement or 150,000 stock options that were issuable to Cameron Smigel (the "Smigel Options") pursuant to his September 16, 2002 Employment Agreement. Due to the December 6, 2002 termination of the West Employment Agreement and the December 13, 2002 termination of the Smigel Employment Agreement, the West Options and Smigel Options were never issued.

Stock Option Plans

We have not adopted any stock option plans since our inception.

Stock Appreciation Rights

We have not granted any stock appreciation rights to the named executive officers or any other persons since our inception.

Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year End Option/SAR Values

                                                         Number of Securities Underlying        Value of Unexercised In-the-Money
                    Shares Acquired On     Value         Unexercised Options/SARs               Options/SARs
                    Exercise               Realized      at Fiscal Year End (#)                 at Fiscal Year End ($)
      Name                     (#)              ($)      Exercisable/Unexcercisable             Exercisable/Unexcercisable
      ----          ---------------        ------------- --------------------------             --------------------------
Ed Kaplan           N/A                    N/A           N/A                                    N/A
Doug Kaplan         N/A                    N/A           N/A                                    N/A
James Golla         N/A                    N/A           20,000
                                                         10,000 Exercisable                     $3,100 Exercisable
                                                         10,000 Unexercisable                   $3,100 Unexercisable

Suzanne West        N/A                    N/A           N/A                                    N/A
Harvey Lalach       N/A                    N/A           100,000
                                                         50,000 Exercisable                     $15,500 Exercisable
                                                         50,000 Unexercisable                   $15,500 Unexercisable

Long Term Incentive Plan Awards

We made no long-term incentive plan awards to the named executive officers or any other persons since our inception during the fiscal year ended December 31, 2002.

Employment Contracts, Termination of Employment, and Change-in-Control Arrangements

Effective September 12, 2002 we entered into a three-year employment agreement with Suzanne West whereby Ms. West agreed to serve as our president and chief executive officer. The agreement provided for an annual base salary of CDN $100,000, the grant of 200,000 5 year non-statutory stock options exercisable at $2.75 per share, and performance bonuses tied to our achievement of specified oil and gas production levels. Effective December 6, 2002 Ms. West voluntarily terminated the employment agreement to pursue other interests.

Effective September 30, 2002 we entered into a nine-month employment agreement with Harvey Lalach to serve as our Vice-President-Corporate Affairs. The agreement was automatically renewable for successive six-month terms unless either party delivered written notice of termination to the other at least 15 days prior to the end of the then existing term. Upon the December 6, 2002 resignation of Suzanne West, Mr. Lalach succeeded to the positions of president and chief executive officer and the agreement was deemed terminated except with respect to the options granted to Mr. Lalach thereunder. The agreement provided for a base salary of CDN $3,000 per month and the grant of 100,000 3-year non-statutory stock options with an exercise price of $2.75 per share. The options contain anti-dilution provisions. 50,000 of the options vested on March 31, 2003. The remaining 50,000 options vest on March 31, 2004. In recognition of his added duties, commencing December 6, 2002 we were paying Mr. Lalach a salary of CDN$7,500 per month (approximately US$5,000) under a verbal month to month arrangement. Effective September 2, 2003 we entered into a 2 year written employment agreement with Mr. Lalach. Thereunder, we are paying Mr. Lalach a base annual salary of CDN$90,000.

Compensation of Directors

We do not presently provide cash compensation to our directors for serving as directors. We have, in one instance however, provided a director with stock options in consideration for her serving as such. Two of our three present directors are also employees, however, and receive compensation from us in their employment capacities.

Report on Repricing of Options/SARs

During the fiscal year ended December 31, 2002 we did not adjust or amend the exercise price of any stock options or SARs.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July, 2000 we issued 300,000 shares of our common stock to our founder and president Ed Kaplan in exchange for a $300 subscription receivable, and issued 300,000 shares of our common stock to our secretary Douglas Kaplan in exchange for a $300 subscription receivable. These shares were valued at par value, $.01 per share.

In July, 2000 we issued 3,000,000 shares of our common stock to Kaplan Design Group in exchange for twenty-seven toy designs from Kaplan Design Group. These shares were valued at par value, $.001 per share for a total of $3,000. Ed Kaplan Associates paid $3,000 for the toy designs and then transferred them to Kaplan Design Group for no additional consideration.

In July, 2001 we issued 10,000 shares of common stock, at par value $.001, to our then newly appointed director Ron Beit-Halachmy.

On August 27, 2002 we entered into a Stock Exchange Agreement with Inventoy.com International Inc., Kaplan Design Group, Douglas Kaplan, Ed Kaplan and Ron Beit-Halachmy whereby we transferred ownership of our then inactive subsidiary, Inventoy.com International Inc., to Kaplan Design Group, and Messrs. Beit-Halachmy, Kaplan and Kaplan in exchange for an aggregate of 14,440,000 shares of our common stock. For a more detailed discussion of this transaction see "Business of Assure Energy, Inc.".

Effective October 1, 2002 we issued 100,000 and 20,000 stock options, respectively, to Harvey Lalach and James Golla. The options have a three year term that expires on September 30, 2005 and are exercisable for the purchase of shares of our common stock at an exercise price of $2.75 per share.

Effective September 12, 2002 we entered into a three year employment agreement with Suzanne West. The agreement was terminated effective December 6, 2002. See "Item 10. Executive Compensation - Employment Contracts, Termination of Employment, and Change in Control Arrangements."

Effective September 16, 2002 we entered into a two year employment agreement with Cameron Smigel pursuant to which he served as a vice president and as our chief financial officer until the termination of his employment with us effective December 13, 2002. The agreement provided for an annual base salary of CDN $86,000 and the issuance of 150,000 stock options exercisable for the purchase of one share of our common stock at a price of $2.75 per share. The options were never issued and upon Mr. Smigel's termination of his employment, our obligation to issue the options ceased.

Effective September 30, 2002 we entered into a nine month employment agreement with Harvey Lalach. Subsequent thereto Mr. Lalach was employed under a verbal month to month arrangement. Effective September 2, 2003 we entered into a two year employment agreement with Mr. Lalach. See "Item 10. Executive Compensation
- Employment Contracts, Termination of Employment, and Change in Control Arrangements."

Effective September 4, 2003 we issued 30,000 non-statutory stock options to Lisa Komoroczy. The options have a term of three years that expires on September 3, 2006 and are exercisable for the purchase of shares of our common stock at an exercise price of $3.00 per share.

In October 2003 we issued 150,000 shares of our common stock to Shelly Green in connection with her exercise of a like number of Class A Warrants at an exercise price of $.333 per share.

In October 2003 we issued 21,600 shares of our common stock to Lisa Komoroczy in connection with her exercise of a like number of Class A Warrants at an exercise price of $.333 per share.

In October 2003, we issued 20,000 shares of our common stock to Harvey Lalach in connection with his exercise of a like number of Class A Warrants at an exercise price of $.333 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of October 29, 2003 by (i) each person or entity known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on such date and all shares of our common stock issuable to such holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by such person at said date which are exercisable within 60 days of such date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

------------------------------------ ------------------------------------- ------------------------- ---------------
         Name and Address                                                     Amount and Nature        Percentage
        of Beneficial Owner                     Title of Class             of Beneficial Ownership      of Class
------------------------------------ ------------------------------------- ------------------------- ---------------
Hans Schopper
P.O. Box CB 11742
Chelsea Place                                                                 1,200,000 shares,
Nassau Bahamas                          Common Stock, $.001 per share             Direct (1)              6.5%
------------------------------------ ------------------------------------- ------------------------- ---------------

Bamby Investments S.A. (2)
Plaza 2000 Bldg.
50th Street, 16th Floor
Panama 5                                                                      1,500,000 shares,
Republic of Panama                      Common Stock, $.001 per share             Direct (3)               8%
------------------------------------ ------------------------------------- ------------------------- ---------------

------------------------------------ ------------------------------------- ------------------------- ---------------
         Name and Address                                                     Amount and Nature        Percentage
        of Beneficial Owner                     Title of Class             of Beneficial Ownership      of Class
------------------------------------ ------------------------------------- ------------------------- ---------------
Shelly Green
P.O. Box 55                                    1,044,000 shares,
Jacksons Point, Ontario L0E 1L0         Common Stock, $.001 per share             Direct (4)              5.7%
------------------------------------ ------------------------------------- ------------------------- ---------------

Harvey Lalach
2575 Alberta Court                                                              90,000 shares,
Kelowna, British Columbia V1W 2X8       Common Stock, $.001 per share             Direct (5)              .5%
------------------------------------ ------------------------------------- ------------------------- ---------------

James Golla
829 Terlin Blvd.                                                                10,000 shares,
Mississauga, Ontario L5H 1T1            Common Stock, $.001 per share             Direct (6)             .056%
------------------------------------ ------------------------------------- ------------------------- ---------------

Lisa Komoroczy
P.O. Box 1652                                                                   58,200 shares,
Rancho Santa Fe, CA 92067               Common Stock, $.001 per share             Direct (7)              .3%
------------------------------------ ------------------------------------- ------------------------- ---------------

All officers and directors as a                                                158,200 shares,
group (3 persons)                       Common Stock, $.001 per share             Direct (8)              .88%
------------------------------------ ------------------------------------- ------------------------- ---------------

(1)      Includes 600,000 presently exercisable stock options.
(2)      The beneficial owner of Bamby Investments, S.A. is Camille Escher.
(3)      Includes 750,000 presently exercisable warrants.
(4)      Includes 372,000 presently exercisable warrants.
(5)      Includes 50,000 presently exercisable stock options.
(6)      Includes 10,000 presently exercisable stock options.
(7)      Includes 15,000 presently exercisable stock options.
(8)      Includes 75,000 presently exercisable stock options.

Changes in Control

         Not Applicable.

                          DESCRIPTION OF CAPITAL STOCK

Our authorized capital consists of 105,000,000 shares of which 100,000,000 shares are designated as common stock, par value $.001 per share, 4,977,250 shares are designated as blank check preferred stock, $.0001 per share, 17,500 shares are designated as Series A Preferred Stock and 5,250 shares are designated as Series B Preferred Stock. As of October 29, 2003, 17,981,100 shares of our common stock, 17,500 shares of our Series A Preferred Stock and 5,250 shares of our Series B Preferred Stock were issued and outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share owned of record on all matters voted upon by our shareholders. In the event of a dissolution of our company, the holders of our common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities.

Our common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion privileges. Since the holders of our common stock do not have cumulative voting rights, holders of more that 50% of our outstanding shares can elect all of our directors, and holder of the remaining shares, by themselves, cannot elect any of our directors. Holders of our commons tock are entitled to receive dividends if, as, and when declared by our board of directors out of funds legally available for such purpose.

Blank Check Preferred Stock

Shares of our preferred stock may be issued from time to time one or more series or classes. Our Board of Directors is expressly authorized to provide by resolution or resolutions duly adopted prior to issuance, for the creation of each such series and class of preferred stock and to fix the designation and the powers, preferences, rights, qualifications, limitations, and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, determining the following:

         o the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

         o whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the term of such voting rights, which may be general or limited;

         o the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

         o whether the shares of such series shall be subject to redemption by us, and, if so, the times, prices and other conditions of such redemption;

         o the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of our assets;

         o whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

         o whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

         o the conditions or restrictions, if any, upon the creation of indebtedness by us or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

         o any other powers, preferences and relative, participating, options and other special rights, and any qualifications, limitations and restrictions, thereof.

The powers, preferences and relative, participating optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

Stock Options and Warrants

As of October 29, 2003 we have 2,061,900 A Warrants; 3,600,000 B Warrants; and 3,173,500 other warrants issued and outstanding. Each A Warrant is exercisable for the purchase of one share of our common stock at a price of $.333 per share during the four year period that commenced on October 1, 2003. Each B Warrant is exercisable for the purchase of one share of our common stock at a price of $.667 per share during the four year period commencing on July 1, 2004. 2,100,000 of the other warrants are exercisable for the purchase of one share of our common stock at a price of $1.00 per share during the four year period that commenced on July 1, 2003. 533,500 of the other warrants are exercisable for the purchase of one share of our common stock at a price of $2.50 per share during the five year period that commenced February 26, 2003. 90,000 of the other Warrants are exercisable for the purchase of one share of our common stock at a price of $3.00 per share during the five year period that commenced on April 7, 2003. 450,000 of the other Warrants are exercisable for the purchase of one share of common stock at a price of $3.10 per share during the five year period that commenced on July 1, 2003.

As of October 29, 2003 we have 425,000 stock options issued and outstanding. 120,000 of these stock options are exercisable for the purchase of one share of our common stock at a price of $2.75 per share at any time through September 30, 2005. 305,000 of these options are exercisable for the purchase of one share of our common stock at a price of $3.00 per share, 50,000 of which are exercisable at any time through August 27, 2006, 225,000 of which are exercisable at any time through August 28, 2006 and 30,000 of which are exercisable at any time through September 3, 2006.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004 is our transfer agent and the registrar for our common stock. Its phone number is (212) 509-4000.


Series A Preferred Stock

This series consists of seventeen thousand five hundred (17,500) shares of convertible Series A Preferred Stock with a stated value of one hundred dollars per share. The holders of Series A Preferred Stock are entitled to receive dividends at the rate of five percent (5%) per annum on the stated value of each share of Series A Preferred Stock. Dividends on the Series A Preferred Stock are cumulative from the date of issuance. So long as any shares of the Series A Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon junior securities including our common stock. The outstanding shares of Series A Preferred Stock are convertible into Company units as is determined by dividing the stated value by the conversion price, as defined below, at the option of the Holder in whole or in part. Each unit consists of one share of common stock and one common stock purchase warrant which may be exercised for the purchase of one additional share of common stock at an exercise price of $1.166 per share at any time during the four year period commencing one year after the date of issuance of the units. The present conversion price for the conversion of a share of Series A Preferred Stock into units is $1.00 of stated value and is subject to anti-dilution provisions.

The shares of Series A Preferred Stock are redeemable at the sole option of the Company at any time prior to the Company's receipt of a notice of conversion to the extent funds are legally available therefor, at any time and from time to time, in whole or in part, at a redemption price equal to 105% of the stated value of each share of Series A Preferred Stock being redeemed plus accrued and unpaid dividends thereon.

The Series A Preferred Stock as to dividends, redemptions, and the distribution of assets upon liquidation, dissolution or winding up of the Company, ranks:

         o        prior to the Company's common stock;

         o prior to any class or series of capital stock of the Company that, by its terms, ranks junior to the Series A Preferred Stock;

         o junior to any class or series of capital stock of the Company which by its terms ranks senior to the Series A Preferred Stock; and

         o pari passu with any other series of preferred stock of the Company which by its terms ranks on a parity with the Series A Preferred Stock.

Series B Preferred Stock

This Series consists of five thousand two hundred fifty (5,250) shares of convertible Series B Preferred Stock, with a stated value of one hundred dollars per share. The Series B Preferred Stock is pari passu with the Series A
Preferred Stock and is identical in all respects, except that the warrants issuable upon conversion have a current exercise price of $1.333 per share and that the current conversion price for the conversion of a share of Series B Preferred Stock into units is $1.166 of stated value.


                                     EXPERTS

The financial statements referred to in this prospectus and elsewhere in the registration statement have been audited by Rogoff & Company, P.C., independent public accountants, as indicated in their reports with respect thereto, and are included in reliance upon the authority of said firm as experts in giving said reports.

                                  LEGAL MATTERS

The validity of the issuance of common stock offered hereby will be passed upon for Assure Canada by Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, New York 10022.

                              AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with those requirements, we presently file, and after the conversion will continue to file reports and other information with the Securities and Exchange Commission. After the conversion however, we will be a foreign private issuer and will file reports related to this new status including but not limited to the filing of annual reports on Form 20-F. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549. Copies of such material may also be obtained at prescribed rates by writing to the SEC's Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549 upon payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for more information on the operation of its public reference rooms. The SEC also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. This Web Site can be accessed at http://www.sec.gov. Our reports, registration statements, and other information that we file electronically with the SEC are available on this site.

You may request a copy of any of our filings, at no cost, by writing or telephoning us at the following address:

Secretary
Assure Energy, Inc.
2750-140 4th Avenue, S.W.
Calgary, Alberta T2P 3N3
(403) 266-2787

This prospectus does not contain all the information set forth in that registration statement of which it is a part and the related exhibits. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document filed with the SEC or included as an exhibit, or otherwise, each such contract or document being qualified by and subject to such reference in all respects. The registration statement and any subsequent amendments, including exhibits filed as a part of the registration statement, are available for inspection and copying as set forth above.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may include "forward-looking statements". This information may involve known and unknown risks, uncertainties and other factors which could cause actual results, financial performance, operating performance or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement and based upon current conditions and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "believes," "could," "possibly," "probably," "anticipates," "estimates," "projects," "expects," "may," "will," or "should" or the negative thereof or other variations thereon or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, our projected sales and profitability, our growth strategies, anticipated trends in our industry and our future plans. These statements may be found under "Business", as well as in this prospectus generally. Our actual results or events may differ materially from the results discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy or completeness of the forward-looking statements after the date of this prospectus.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. Assure has provided in its by-laws for the indemnification of officers and directors to the fullest extent possible under Nevada law against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. In addition, Assure has the power, to the maximum extent and in the manner permitted by Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of Assure.

The Certificate of Incorporation of Assure Nevada limits or eliminates the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

Item 21. Exhibits.

Exhibits

         The following exhibits are included as part of this report:

Financial Statements

                                                                                   Page
                                                                                   ----
         Independent Auditors Report - Rogoff & Company, P.C ....................   F-1

         Consolidated Balance Sheet (Audited) as at December 31, 2002 ...........   F-2

         Consolidated  Statements  of  Operations  (Audited) for the years ended
         December 31, 2002 and December 31, 2001 ................................   F-3

         Consolidated Statement of Stockholders' Equity (Audited) for the year
         ended December 31, 2002 ................................................   F-4

         Consolidated  Statements  of Cash Flows  (Audited)  for the years ended
         December 31, 2002 and December 31, 2001 ................................   F-5

         Notes to Consolidated Financial Statements (Audited) ...................   F-6

         Consolidated Balance Sheet as at June 30, 2003 (Unaudited) .............   F-20

         Consolidated Statement of Operations for the three and six month periods
         ended June 30, 2003 and 2002 (Unaudited) ...............................   F-21

         Consolidated Statement of Cash Flows for the six month periods
         ended June 30, 2003 and 2002 (Unaudited) ...............................   F-22

         Notes to Consolidated Financial Statement (Unaudited) ..................   F-23

Financial Statement Schedules

All financial statement schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Exhibits

                      SEC Report
                       Reference
Exhibit No.             Number                                          Description
-----------             ------                                          -----------
   2.1                   2.1                  Asset  Purchase  Agreement  dated March 14, 2002 between  Registrant and
                                              Inventoy.com International, Inc.(1)

   2.2                   2.1                  Acquisition  Agreement  dated  April 23,  2002 by and among  Registrant,
                                              Assure Oil & Gas Corp. ("Assure") and the shareholders of Assure (2)

   2.3                   2.1                  Share Purchase  Agreement dated May 30, 2002 by and among Assure Oil and
                                              Gas Corp., and Gary Freitag, Garth R. Keyte and Evan Stephens.(3)

   2.4                   2.1                  Stock Exchange  Agreement dated August 27, 2002 by and among Registrant,
                                              Inventoy.com  International  Inc., Kaplan Design Group,  Douglas Kaplan,
                                              Ed Kaplan and Ron Beit-Halachmy.(4)

   2.5                   2.1                  Share  Purchase  Agreement  dated  March  6,  2003 by and  among  Assure
                                              Energy,   Inc.,   and  Al  J.   Kroontje,   Trevor  G.  Penford,   Karen
                                              Brawley-Hogg,  Donald J. Brown, Troon Investments,  Ltd., and Quarry Oil
                                              & Gas, Ltd. (9)

   2.6                   2.2                  Amending  Agreement dated March 26, 2003 to March 6, 2003 Share Purchase
                                              Agreement. (9)

   2.7                   2.3                  Amending  Agreement  No. 2 dated  April 11,  2003 to March 6, 2003 Share
                                              Purchase Agreement. (9)

                      SEC Report
                       Reference
Exhibit No.             Number                                          Description
-----------             ------                                          -----------
   2.8                   2.1                  Agreement  and Plan of Merger  dated as of  September  9,  2003  between
                                              Assure Energy,  Inc., a Delaware  corporation and Assure Energy, Inc., a
                                              Nevada corporation. (10)

   2.9                   2.2                  Certificate  of Merger as filed  with the  Delaware  Secretary  of State effective September 11, 2003. (10)

   2.10                  2.3                  Articles  of  Merger  as filed  with the  Nevada  Secretary  of State on
                                              September 11, 2003. (10)

   2.11                                       Form of Articles of Conversion(11)

   2.12                                       Form of Plan of Conversion(11)

   2.13                                       Form of Articles of Continuance(11)

   3.1                   3.1                  Certificate of Incorporation of Registrant as filed August 11, 1999.(5)

   3.2                   3.1                  Certificate of Amendment to Certificate of  Incorporation  of Registrant
                                              filed February 15, 2002.(6)

   3.3                   3.1                  Certificate of Amendment to Certificate of  Incorporation  of Registrant
                                              filed May 1, 2002.(2)

   3.4                   3.2                  By-Laws of Assure Energy, Inc., a Delaware corporation.(5)

   3.5                   3.1                  Articles of Incorporation of Assure Energy,  Inc., a Nevada  corporation as filed with the Nevada Secretary of State on September 3, 2003. (10)

   3.6                   3.2                  By-Laws of Assure Energy, Inc., a Nevada corporation. (10)

   3.7                                        Form of By-Laws of Assure Energy, Inc., an Alberta corporation(11)

   4.1                   4.1                  Registration  Rights Agreement dated as of April 23, 2002 by and between
                                              Registrant and the shareholders of Assure Oil & Gas Corp.(1)

   4.3                   4.3                  Certificate  of   Designation,   Preferences  and  Rights  of  Series  A
                                              Preferred Stock of Registrant as filed on June 7, 2002(8)

   4.4.                  4.1                  Certificate  of   Designation,   Preferences  and  Rights  of  Series  B
                                              Preferred Stock of Registrant as filed on August 28, 2002.(4)

                      SEC Report
                       Reference
Exhibit No.             Number                                          Description
-----------             ------                                          -----------
   5.1                                        Opinion of  Gottbetter  & Partners,  LLP  regarding  the validity of the securities issued hereby(11)

   10.1                  10.1                 Promissory Note dated April 23, 2002 (2)

   10.2                  10.1                 Convertible Preferred Stock Purchase Agreement dated August 27, 2002 (4)

   10.3                  10.1                 Employment  Agreement dated as of September 12, 2002 between  Registrant and Suzanne West.(7)

   10.4                  10.4                 Convertible  Preferred  Stock  Purchase  Agreement  dated  as of June 1,
                                              2002(8)

   10.5                  10.5                 Employment  Agreement dated as of September 17, 2002 between  Registrant and Harvey Lalach(8)

   10.6                  10.6                 Stock Option Agreement made as of September 17, 2002 between  Registrant and Harvey Lalach(8)

   10.7                  10.7                 Stock Option  Agreement  made as of October 1, 2002  between  Registrant and James Golla(8)

   10.8                  10.8                 Stock Option  Agreement  made as of October 1, 2002  between  Registrant and Primoris Group Inc.(8)

   10.9                  10.9                 Subordinated Promissory Note dated December 28, 2002(8)

   10.10                 10.10                Subordinated Promissory Note with Warrant dated March 15, 2003(8)

   21                                         List of subsidiaries of Registrant (11)

   23.1                                       Consent of Independent Auditors(11)

   23.2                                       Consent of Gottbetter & Partners, LLP. (included in Exhibit 5.1)


(1) Filed with the Securities and Exchange Commission on May 1, 2002 as an exhibit, numbered as indicated above, to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended January 31, 2002, which exhibit is incorporated herein by reference.

(2) Filed with the Securities and Exchange Commission on May 8, 2002, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8-K dated April 23, 2002, which Exhibit is incorporated herein by reference.

(3) Filed with the Securities and Exchange Commission on June 14, 2002, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8K dated May 30, 2002, which exhibit is incorporated herein by reference.

(4) Filed with the Securities and Exchange Commission on September 11, 2002, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8K dated August 27, 2002, which exhibit is incorporated herein by reference.

(5) Filed with the Securities and Exchange Commission on May 25, 2001 as an exhibit, numbered as indicated above, to the Registrants' registration statement on Form SB-2, which exhibit is incorporated herein by reference.

(6) Filed with the Securities and Exchange Commission on April 8, 2002, as an exhibit, numbered as indicated above, to the Registrant's Transition Report on Form 10-QSB for the transition period from August 1, 2001 to December 31, 2001, which exhibit is incorporated herein by reference.

(7) Filed with the Securities and Exchange Commission on November 19, 2002, as an exhibit, numbered as indicated above to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2002, which exhibit is incorporated herein by reference.

(8) Filed with the Securities and Exchange Commission on April 15, 2003, as an exhibit, numbered as indicated above to the Registrant's Annual Report on Form 10KSB for the year ended December 31, 2002, which exhibit is incorporated herein by reference.

(9) Filed with the Securities and Exchange Commission on August 11, 2003, as an exhibit, numbered as indicated above to the Registrant's Current Report on Form 8K dated July 28, 2003, which exhibit is incorporated herein by reference.

(10) Filed with the Securities and Exchange Commission on September 25, 2003, as an exhibit, numbered as indicated above to the Registrant's Current Report on Form 8K dated September 11, 2003, which exhibit is incorporated herein by reference.

(11)     Filed herewith.

Item 22.  Undertakings.

The undersigned registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a) (3) of the Securities Act; and

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alberta, Canada, on October 30, 2003.


By:     /s/ Harvey Lalach
        ----------------------------------------------------
        Harvey Lalach
        President, Chairman, Chief Executive Officer, Secretary and Treasurer (principal executive officer and principal financial officer)


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        /s/ Harvey Lalach
        -----------------------
        Harvey Lalach                   President, Chairman, Chief              Dated: October 30, 2003
                                        Executive Officer, Secretary
                                        and Treasurer  (principal
                                        executive officer and principal
                                        financial officer)

        /s/ Lisa Komoroczy              Director                                Dated: October 30, 2003
        ------------------------
        Lisa Komoroczy

                          Independent Auditors' Report


To the Stockholders' and the Board of Directors of Assure Energy, Inc.

We have audited the accompanying consolidated balance sheet of Assure Energy Inc. and Subsidiaries (the "Company") as of December 31, 2002, and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Assure Energy, Inc. and Subsidiaries at December 31, 2002, and the consolidated results of their operations and their cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Rogoff & Company, PC

New York, New York
March 28, 2003

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2002

                                     ASSETS

Current Assets:
   Cash                                                                      $ 1,216,754
   Accounts receivable                                                         1,199,077
   Prepaid expenses                                                                8,893
                                                                             -----------
     Total current assets                                                      2,424,724

Restricted cash                                                                   54,893


Property and equipment, net                                                    4,681,586
                                                                             -----------
                                                                             $ 7,161,203
                                                                             ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued expenses                                     $ 1,028,100
                                                                             -----------

Deferred income tax payable                                                       28,156
Long term debt                                                                   633,871
Obligation for site restoration                                                   42,913
                                                                             -----------
                                                                               1,733,040
                                                                             -----------

Commitments and Contingencies

Stockholders' Equity:
   Preferred stock; 4,977,250 shares authorized
     Series A; stated value $100, 5% cumulative dividend; 17,500 shares
       authorized, issued and outstanding                                      1,750,000
     Series B; stated value $100, 5% cumulative dividend, 5,250 shares
       authorized, issued and outstanding                                        525,000
   Common stock; $.001 par value; 100,000,000 shares
     authorized; 15,366,000 shares issued and outstanding                         15,366
   Additional paid in capital                                                  3,926,250
   Accumulated other comprehensive income                                         72,699
   Accumulated deficit                                                          (861,152)
                                                                             -----------

     Total stockholders' equity                                                5,428,163
                                                                             -----------
                                                                             $ 7,161,203
                                                                             ===========

See Notes to Consolidated Financial Statements.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                        FOR THE YEARS ENDED DECEMBER 31,



                                                                2002               2001
                                                            ------------       ------------
Revenue:
   Oil and gas revenue                                      $  1,136,896       $         --
                                                            ------------       ------------

Expenses:
   Production expenses                                           299,622                 --
   Royalties                                                     174,693                 --
   Depreciation, depletion and site restoration                  724,247                 --
   Interest                                                       24,178                 --
   General and administrative                                    677,932             59,383
                                                            ------------       ------------

     Total expenses                                            1,900,672             59,383
                                                            ------------       ------------

Loss from operations before provision for income taxes          (763,776)           (59,383)

Provision for deferred income taxes                               28,386                 --
                                                            ------------       ------------

Net loss                                                        (792,162)           (59,383)

Other comprehensive income, net of taxes:
   Foreign translation gain                                       72,699                 --
                                                            ------------       ------------

Comprehensive loss                                          $   (719,463)      $    (59,383)
                                                            ============       ============


Basic loss per share                                        $       (.03)      $      (.002)
                                                            ============       ============

Basic weighted average common shares outstanding              27,924,740         31,070,762
                                                            ============       ============


See Notes to Consolidated Financial Statements.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                                                                         Additional
                                                     Preferred Stock               Common Stock            Paid In     Accumulated
                                                  Shares       Amount         Shares        Amount         Capital       Deficit
                                               -----------   -----------   -----------    -----------    -----------   -----------
Balance, December 31, 2000                              --   $        --    24,750,000    $    24,750    $    51,836   $    (9,607)

Issuance of common stock to director                    --            --        60,000             60             --            --

Sale of common stock under private placement            --            --     6,516,000          6,516            633            --

Net loss                                                --            --            --             --             --       (59,383)
                                               -----------   -----------   -----------    -----------    -----------   -----------

Balance, December 31, 2001                              --            --    31,326,000         31,326         52,469       (68,990)

Issuance of common stock
 for acquisition                                        --            --     3,600,000          3,600      2,104,821            --

Sale of common stock under
 private placement                                      --            --     2,100,000          2,100      1,747,900            --

Sale of Series A
 Preferred Stock                                     5,000       500,000            --             --             --            --

Conversion of long term debt
 to Series A Preferred Stock                        12,500     1,250,000            --             --             --            --

Sale of assets in exchange
 for common stock                                       --            --   (21,660,000)       (21,660)        21,060            --

Sale of Series B Convertible
  Preferred Stock                                    5,250       525,000            --             --             --            --

Other comprehensive income                              --            --            --             --             --            --

Net loss                                                --            --            --             --             --      (792,162)
                                               -----------   -----------   -----------    -----------    -----------   -----------
Balance, December 31, 2002                          22,750   $ 2,275,000    15,366,000    $    15,366    $ 3,926,250   $  (861,152)
                                               ===========   ===========   ===========    ===========    ===========   ===========

                                                               Accumulated
                                                                  Other          Total
                                                Subscription   Comprehensive Stockholders'
                                                  Receivable       Income        Equity
                                                 -----------    -----------   -----------
Balance, December 31, 2000                       $      (600)   $        --   $    66,379

Issuance of common stock to director                      --             --            60

Sale of common stock under private placement              --             --         7,149

Net loss                                                  --             --       (59,383)
                                                 -----------    -----------   -----------

Balance, December 31, 2001                              (600)            --        14,205

Issuance of common stock
 for acquisition                                          --             --     2,108,421

Sale of common stock under
 private placement                                        --             --     1,750,000

Sale of Series A
 Preferred Stock                                          --             --       500,000

Conversion of long term debt
 to Series A Preferred Stock                              --             --     1,250,000

Sale of assets in exchange
 for common stock                                        600             --            --

Sale of Series B Convertible
  Preferred Stock                                         --             --       525,000

Other comprehensive income                                --         72,699        72,699

Net loss                                                  --             --      (792,162)
                                                 -----------    -----------   -----------
Balance, December 31, 2002                       $        --    $    72,699   $ 5,428,163
                                                 ===========    ===========   ===========


See Notes to Consolidated Financial Statements.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,


                                                                     2002                 2001
                                                                  -----------          -----------
Cash flows from operating activities:
Net loss                                                          $  (792,162)         $   (59,383)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Depreciation and depletion                                     641,928                   --
       Allowance for site restoration                                  53,000                   --
       Deferred income taxes                                           28,156                   --
       Sale of toy patents                                              3,000                   --
       Common stock issued for services                                    --               50,000
     Changes in operating assets and liabilities:
       Accounts receivable                                           (930,089)                  --
       Prepaid expenses                                                  (229)                  --
       Accounts payable and accrued expenses                          965,350               (1,567)
                                                                  -----------          -----------
Net cash used in operating activities                                 (31,046)             (10,950)
                                                                  -----------          -----------
Cash flows from investing activities:
   Purchases of property and equipment                             (1,394,521)                  --
   Restricted cash                                                    (54,893)                  --
   Acquisition of business                                         (2,051,645)                  --
                                                                  -----------          -----------

Net cash used in investing activities                              (3,501,059)                  --
                                                                  -----------          -----------

Cash flows from financing activities:
   Proceeds from sale of preferred stock                            1,025,000                   --
   Proceeds from sale of common stock                               1,750,000                7,149
   Proceeds from long term debt                                     1,883,871                   --
                                                                  -----------          -----------

Net cash provided by financing activities                           4,658,871                7,149
                                                                  -----------          -----------

Effect of exchange rate changes on cash                                72,699                   --
                                                                  -----------          -----------

Increase (decrease) in cash                                         1,199,465               (3,801)

Cash, beginning of year                                                17,289               21,090
                                                                  -----------          -----------

Cash, end of year                                                 $ 1,216,754          $    17,289
                                                                  ===========          ===========

Supplemental disclosure of cash flow information:
   Cash paid during the year for interest                         $    24,178          $        --
                                                                  ===========          ===========

Supplemental disclosure of non-cash financing activities:
   Conversion of debt to Series A Preferred Stock                 $ 1,250,000          $        --
                                                                  ===========          ===========
   Common stock issued for acquisition                            $ 2,108,421          $        --
                                                                  ===========          ===========
   Common stock issued for deferred offering costs                $        --          $    50,000
                                                                  ===========          ===========


See Notes Consolidated Financial Statements.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 1 - DESCRIPTION OF BUSINESS AND ACQUISITIONS

         Assure Energy, Inc. formerly Inventoy.com (the "Company") was incorporated in the State of Delaware on August 11, 1999. From inception through March 31, 2002, the Company had been in the developmental stage. On March 14, 2002 the Company ceased business in the toy design business. On August 27, 2002 the Company sold its toy designs to certain former officers and shareholders of the Company in exchange for all of their common stock in the Company which was 21,660,000 shares. After the transaction the Company cancelled these shares and returned them to the status of authorized but unissued shares of common stock. On May 1, 2002 the Company changed its name to Assure Energy, Inc.

         On February 22, 2002, the Board of Directors of the Company approved a change in the Company's fiscal year to December 31 from July 31.

         The board of directors authorized a 4-for-1 common stock split with a record date of February 25, 2002 and another 3-for-2 common stock split with a record date of September 10, 2002. All share and per share information has been retroactively restated to reflect these stock splits.

         Effective April 1, 2002 the Company acquired all of the issued and outstanding common stock of Assure Oil & Gas Corp., ("Oil & Gas") a Canadian corporation, engaged in the exploration, development and production of oil and gas properties in Alberta, Canada, for 3,600,000 units. Each unit consists of one share of the Company's common stock, one A warrant which entitles the holder to acquire another share of the Company's common stock at $.33 per share and one B warrant which entitles the holder to acquire an additional share of the Company's common stock at $.67 per share. The A warrants are exercisable from October 1, 2003 through September 30, 2007 while the B warrants are exercisable from July 1, 2004 through June 30, 2008. The purchase price was derived entirely from the fair value of the Company's common stock as the A and B warrants were determined to have deminimus value at the date of acquisition.

         The acquisition of Oil & Gas was accounted for as a purchase. The purchase price of $2,108,421 has been allocated to the assets acquired and liabilities assumed based upon their fair values at the date of acquisition. The purchase price included excess of the fair value over book basis of $992,482 which is attributable entirely to the oil and natural gas properties based upon an independent evaluation of proved oil and natural gas reserves. Total consideration paid has been allocated as follows:

                  Current Assets                         $        369,028
                  Oil and Natural Gas Properties                1,887,435
                  Accounts Payable and Accrued Expenses          (148,042)
                                                         ----------------

                  Purchase price                         $      2,108,421
                                                         ================

         Effective April 1, 2002 the Company acquired all of the issued and outstanding common stock of Westerra 2000, Inc. ("Westerra"), a Canadian corporation, engaged in the exploration, development and production of oil and gas properties in Alberta and Saskatchewan, Canada, for $2,060,345 in cash.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 1 - DESCRIPTION OF BUSINESS AND ACQUISITIONS - continued

         The acquisition of Westerra was accounted for as a purchase. The purchase price has been allocated to the assets acquired and liabilities assumed based upon their fair values at the date of acquisition. Total consideration paid has been allocated as follows:

         Current Assets                                      $    8,700
         Oil and Natural Gas Properties                       2,051,645
                                                             ----------

         Purchase price                                      $2,060,345
                                                             ==========

         The following unaudited pro forma consolidated results of operations for the year ended December 31, 2002 assume that the Oil & Gas and Westerra acquisitions had occurred as of January 1, 2002, giving effect to purchase accounting adjustments, if any. The pro forma data is for informational purposes only and may not necessarily reflect the actual results of operations had Oil & Gas and Westerra been operated as a part of the Company since January 1, 2002.


         Revenue:
          Oil and gas                                                    $  1,439,699
          Other                                                                 6,704
                                                                         ------------
              Total revenue                                              $  1,446,403
                                                                         ============

         Net loss                                                        $   (594,460)
                                                                         ============

         Earning per share - basic and diluted (a)                       $       (.02)
                                                                         ============

         Weighted average common stock outstanding - basic and diluted     27,924,740
                                                                         ============


         (a) Reflects the effect of cumulative preferred stock dividends.

NOTE 2 - BASIS OF PRESENTATION

         The accompanying consolidated financial statements present the results of operations of the Company for the years ended December 31, 2002 and 2001 and its wholly owned subsidiaries, Oil & Gas and Westerra from April 1, 2002, the effective date of the acquisitions, through December 31, 2002. All material intercompany accounts and transactions have been eliminated in consolidation.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Concentration of credit risk

         Concentrations of credit risk with respect to trade receivables are limited to customers dispersed primarily across Canada. All trade receivables are concentrated in the oil and natural gas exploration and production segment of the economy; accordingly the Company is exposed to business and economic risk. Although the Company does not currently foresee a concentrated credit risk associated with these trade receivables, repayment is dependent upon the financial stability of the oil and gas industry.

         Property and equipment

         Oil and gas properties are accounted for using the full cost method of accounting, whereby all costs associated with acquisition, exploration and development of oil and gas properties, including directly related internal costs, are capitalized on a country by country cost center basis. The cost of drilling and equipping wells, both exploratory and development are capitalized. Capitalized costs of producing oil and gas properties, after allowance for estimated abandonment and salvage costs, are depleted using the unit of production method based upon the estimated recoverable proven oil and gas reserves.

         Costs of acquiring and evaluating unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed annually to ascertain whether impairment has occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of impairment is included in the depletion calculation.

         In applying the full cost method, the Company performs a ceiling test on properties which restricts the capitalized costs less accumulated depletion from exceeding an amount equal to the estimated undiscounted value of future net revenues from proved oil and natural gas reserves, as determined by independent engineers, based upon sales prices achievable under existing contracts and posted average reference prices in effect at year end, and current costs, after deducting estimated future general and administrative expenses, production related costs, financing costs, future site restoration costs and income taxes.

         Furniture and fixtures are depreciated over the estimated useful lives of the assets, generally five years. Maintenance and repairs are expensed as incurred while major renewals and improvements are capitalized.

         Site Restoration

         Site restoration costs are costs being accrued for the future restoration of the property back to its original condition. The accrual is based upon management's best estimate of the future costs calculated on the unit of production basis, utilizing proved producing reserves.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

         Impairment of long-lived assets

         In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144 "Accounting for the Impairment or Disposal of Long-Lived
         Assets" (SFAS 144), the Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss to adjust to the fair value of the asset. Management believes that there are no long-lived impaired assets at December 31, 2002.

         Income Taxes

         The Company uses the liability method for income taxes as required by SFAS No. 109 "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when it is more likely than not that the deferred tax assets will not be realized.

         Joint Ventures

         Substantially all of the Company's operations are carried out through joint ventures with unrelated third parties. These financial statements reflect only the Company's proportionate interest in such ventures.

         Revenue Recognition

         Revenue from the production of oil and natural gas is earned when title passes to the customer.

         Stock based compensation

         The Company accounts for stock based compensation in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation". Accordingly, the Company has elected use the intrinsic method to account for stock based compensation relating to employees. When the exercise price of employee stock options equals or exceeds the market price of the underlying stock as of the grant date, no compensation expense is recorded. As required, the Company provides the pro forma effects of employee stock based compensation using the fair value method. With respect to stock based compensation granted to nonemployees, the Company records an expense equal to the fair value of the option on the measurement date, which is either the earlier of the date at which a commitment for performance is reached or the date at which the service is complete.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

         Loss Per Share

         The Company presents basic loss per share, and if appropriate, diluted earnings per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share" ("SFAS 128").

         Under SFAS 128 basic net loss available to common stockholders per share is computed by dividing the net loss for the year by the weighted average number of common shares outstanding for the year. Net loss available to common stockholders is computed by taking the net loss and adding cumulative dividends on preferred stock for the year. Diluted net earnings per share is computed by dividing the net earnings for the period by the weighted average number common share and common share equivalents during the year. Common stock equivalents include warrants and options issued during the year.

         Comprehensive Loss

         Comprehensive loss consists of net income for the period and foreign currency translation adjustments.

         Financial Instruments

         The carrying amounts of financial instruments, including cash, accounts receivable, and accounts payable and accrued expenses approximate fair value at December 31, 2002 because of the short term maturity of the instruments. The carrying value of the due to former shareholder of business acquired approximates fair value based the purchase agreement. The carrying value of the long term debt approximates fair value as of December 31, 2002 based upon debt terms available for entities under similar terms. The carrying amount of the preferred stock is not practical to estimate without incurring excessive cost, as this instrument is not publicly traded.

         Foreign Currency Translation and Transactions

         The assets and liabilities of the foreign subsidiaries are translated at current exchange rates and related revenues and expenses at average exchange rates in effect during the year. Resulting translation adjustments, if material, are recorded as a separate component of stockholders' equity while foreign currency transaction gains and losses are included in operations. At December 31, 2002 the foreign currency translation adjustment was not material and included in general and administrative expenses in the consolidated statement of operations.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimated.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

         New Accounting Pronouncements

         In June 2001 the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations" ("SFAS 141"). SFAS 141 requires the purchase method of accounting for all business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. SFAS 141 further clarifies the criteria for recognition of intangible assets separately from goodwill.

         In June 2001 the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," ("SFAS 142"). SFAS 142 eliminates the amortization of goodwill and indefinite lived intangible assets and initiates an annual review for impairment. Identifiable intangible assets with determinable useful lives will continue to be amortized. The Company adopted this Statement as of January 1, 2002 and management does not believe that this Statement will have a material impact on the financial statements.

         In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), which is effective for fiscal years beginning after June 15, 2002. It requires that obligations associated with the retirement of a tangible long-lived asset be recorded as a liability when those obligations are incurred, with the amount of the liability initially measured at fair market value. Upon initially recognition of an accrued retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. Management believes the adoption of SFAS 143 will not have a significant effect on the Company's financial statements.

         In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption of SFAS 146 to have a material impact on its operating results or financial position.

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34" ("FIN 45"). FIN 45 requires the recognition of an initial liability for the fair value of an obligation assumed by issuing a guarantee. The provision for the initial recognition and measurement of the liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 is not expected to materially affect the consolidated financial statements.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

         On December 31, 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require more prominent and more frequent disclosures in financial statements of the effects of stock-based compensation. The interim disclosure requirements of SFAS No. 148 are effective for interim periods beginning after December 15, 2002. The Company's stock-based compensation related to employees and non-employee directors is recognized using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and thus there is no compensation expense for options granted with exercise prices equal to the fair value of the Company's common stock on the date of the grant. The Company is currently evaluating the effect that SFAS 148 will have on the Company's financial statements, if any.

         Management does not believe that recently issued, but not yet effective accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

NOTE 4 - RESTRICTED CASH

         Restricted cash at December 31, 2002 consists of approximately $55,000 held by an agency of the Alberta Provincial Government which may only be utilized in the event that the Company does not fulfill its obligation regarding site restoration.

NOTE 5 - PROPERTY AND EQUIPMENT

         Property and equipment, at cost, at December 31, 2002 consists of the following:

         Oil and natural gas properties (including approximately $110,000
          of non producing properties)                                                    $      5,630,705
         Furniture and fixtures                                                                     13,569
                                                                                          ----------------
                                                                                                 5,644,274
         Less accumulated depreciation and depletion                                               962,688
                                                                                          ----------------
                                                                                          $      4,681,586
                                                                                          ================

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 6 - INCOME TAXES

         As of December 31, 2002, the Company has a net operating loss carryforward of approximately $400,000 which may be utilized to offset future taxable income for United States Federal and New York State Corporate tax purposes. A portion of these net operating loss carryforwards begin to expire in 2014 with the majority beginning to expire in 2020. The Company's net operating loss carryforward may be subject to a substantial limitation due to the change of ownership rules under Section 382 of the Internal Revenue Code. There are no timing differences between financial reporting and tax reporting. This net operating loss carryforward creates a deferred tax asset of approximately $60,000. Since it is more likely than not that the Company will not realized a benefit from these net operating loss carryforwards a 100% valuation allowance has been recorded to reduce the deferred tax asset to its net realizable value.

         The Company's wholly owned subsidiaries have a net operating loss of approximately $380,000 under The Income Tax Act (Canada). These net operating losses can be carried back three years and forward seven years to offset future taxable income. The Canadian entities have recorded a deferred tax expense of $28,386 for the period from April 1, 2002 through December 31, 2002 relating to the timing differences between financial reporting and tax reporting relating to royalty expenses. The Canadian net operating loss creates a deferred tax asset of approximately $152,000. Since it is more likely than not that the Canadian subsidiaries will not realize a benefit from these net operating loss carryforwards a 100% valuation allowance has been recorded to reduce the deferred tax asset to its net realizable value.

NOTE 7 - LONG TERM DEBT

         On March 15, 2003 the Company entered into a six year Subordinated Promissory Note Payable (the "Subordinated Note") with a foreign entity with a principle balance of $4,500,000. This Subordinate Note accrues interest at Citibank's prime rate (4.25% per annum at December 31, 2002) plus 3.5% per annum. No interest will be due until March 14, 2004, at which time all accrued and outstanding interest is due and payable. Thereafter, quarterly payments of principle and interest are due each June 15, September 15, December 15 and March 15. This note is subordinated to all present and future bank debt of the Company and its subsidiaries. The Company further agreed to issue 450,000 common stock purchase warrants to purchase an equal number of the Company's common stock with an exercise price of $3.10 per share. These common stock purchase warrants may be exercised at ant time during the five years commencing July 1, 2003.

         On December 28, 2002 the Company obtained a note payable in the principle amount of $633,871. This note payable accrues interest at the Canadian bank prime rate (which was 4.5% per annum at December 31, 2002) plus 3.5% per annum. The note payable requires an interest only payment on December 28, 2003. Thereafter the note payable requires quarterly principle payments of approximately $39,600 plus interest through December 28, 2007. This note is subordinated to all present and future bank debt of the Company and its subsidiaries.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 7 - LONG TERM DEBT

         The aggregate maturities of long term debt at December 31, 2002 are as follows:

                     December 31,
                         2003                 $                -
                         2004                            158,500
                         2005                            158,500
                         2006                            158,500
                         2007                            158,371
                                              ------------------

                                              $          633,871
                                              ==================

NOTE 8 - STOCK OPTIONS

         The Company has issued non statutory stock options to two employees, and an unrelated third party vendor as partial compensation for services rendered (See Note 10).

         On October 1, 2002 the Company issued 20,000 options to an employee of the Company with an exercise price of $2.75 per share (which is the fair value at the grant date), through September 30, 2005. The first 10,000 stock options vest on the earlier of March 31, 2003 or upon the Company achieving 1,000 barrels of oil per day or its natural gas equivalent (the "Initial Vesting Period"). The remaining 10,000 stock options vest on the one year anniversary of the Initial Vesting Period.

         A summary of the Company's stock option activity is as follows:

                                                        Common Stock
                                            ---------------------------------
                                                            Weighted average
                                               Shares        Exercise Price
                                            ------------    -----------------
         Outstanding, December 31, 2001              --         $     --

         Grants                                 320,000             2.75
         Exercised                                   --               --
                                                -------         --------
         Outstanding, December 31, 2002         320,000         $   2.75
                                                =======         ========

         A summary of the Company's stock options outstanding is as follows:

                                    Options Outstanding                     Options Exercisable
                        ---------------------------------------------- -------------------------------
                                          Weighted-
                                           Average
                                          Remaining
 Range of Exercise         Number        Contractual   Weighted-Average   Number      Weighted-Average
       Prices           Outstanding         Life       Exercise Price   Exercisable   Exercise Price
       ------           -----------         ----       --------------   -----------   --------------
$0.00 - $2.75               320,000         1.60          $ 2.75          200,000         $ 2.75

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 8 - STOCK OPTIONS - continued

         Had the Company adopted the fair value based method for employee options at the grant date the net loss for the year ended December would have increased to $888,316 and had no effect on the loss per share.

         The Company's calculations for employee option grants during the year ended December 31, 2002 were made using an appropriate option-pricing model using the following assumptions: expected volatility 16.3%, risk free interest rate 2.3%, expected life in years 3 and dividend yield 0%.

NOTE 9 - EQUITY TRANSACTIONS

         Preferred Stock

         During June 2002 the Company issued shares of its Series A Preferred Stock ("Series A"). The Series A has a stated value of $100, a cumulative 5% dividend payable in cash or shares of the Company's common stock. The Series A is convertible by the holder after two years, or if called for redemption by the Company, transferred into units of the Company on a one for one basis at $1.00 of stated value. Units consist of one share of the Company's common stock and one common stock purchase warrant. Each common stock purchase warrant entitles the holder to purchase one share of the Company's common stock exercisable at $1.17 per share at any time during the four year period commencing one year after the date of issuance. On April 23, 2002 the Company completed a $1,250,000 debt financing with a foreign corporate entity. During June 2002 the debt was converted into 12,500 shares of the Company's Series A. On June 7, 2002 the Company issued an additional 5,000 shares of its Series A. At December 31, 2002 the Series A had accumulated a dividend payable of approximately $50,000.

         During August 2002 the Company issued shares of its Convertible Series B Preferred Stock ("Series B"). The Series B has a stated value of $100, a cumulative 5% dividend payable annually in cash or common stock of the Company, and the right to convert the Series B into units commencing on the second anniversary of the issuance of the Series B. Each unit consists of one share of the Company's common stock and one common stock purchase warrant exercisable at $1.33 per share, at any time during the four year period commencing one year from the date of issuance of the units. The initial conversion price is $1.17 for each unit. On August 27, 2002 the Company entered into a Preferred Stock Purchase Agreement to sell 5,250 shares of the Company's Series B at a price of $100 per share. At December 31, 2002 the Series B has a cumulative dividend of approximately $9,000.

         Common Stock

         On February 15, 2002 the Board of Directors of the Company approved a plan, and filed an amended certificate of incorporation, to increase the Company's authorized capital from 20,000,000 shares to 100,000,000 shares.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 9 - EQUITY TRANSACTIONS - continued

         On May 8, 2002, the Company completed an equity financing with certain accredited investors, exempt from the registration provisions of the Securities Act of 1933, as amended by Rule 506 of Regulation D. In that financing, the Company received $1,750,000 in exchange for 2,100,000 units, each unit consisting of one share of the Company's common stock and one common stock purchase warrant entitling the holder to acquire another share of the Company's common stock exercisable at $1.00 per share, for a period of four years commencing July 1, 2003.

         During February 2003 the Company entered into Subscription Agreements to sell 1,067,000 units for an aggregate of $2,400,750. Each unit consists of one share of the Company's common stock and one half common stock purchase warrant. Each full warrant entitles the holder to purchase one share of the Company's common stock at $2.50 per warrant share for a period of five years commencing from the date of issuance, February 26, 2003.

         During August 2000 the Company's Board of Directors authorized a Private Placement Offering (the "Offering") of the 6,666,000 Company's common stock to a limited number of sophisticated investors at a price of approximately $.02 per share. During the first seven months of 2001 the Company completed this Offering by issuing 6,516,000 shares of its common stock for proceeds of $7,149 net of deferred offering costs of $101,451. As part of the Offering the Company issued 50,000 of its common stock for services rendered as deferred offering costs.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

         Employment and Consulting Agreements

         On September 17, 2002 the Company entered into an Employment Agreement (the "Agreement") with one officer of the Company. The initial term of the Agreement is for nine months commencing on September 30, 2002. The officer became the Company's president in December 2002, his salary was increased to approximately $56,000 annually and the Agreement was cancelled. The stock option portion of the Agreement has been retained where the officer has been granted 100,000 options to purchase to purchase an equal number of the Company's common stock at an exercise price of $2.75 per share (which is the fair value at the grant date), through September 30, 2005. The first 50,000 stock options vest on the earlier of March 31, 2003 or upon the Company achieving 1,000 barrels of oil per day or its natural gas equivalent (the "Initial Vesting Period"). The remaining 50,000 stock options vest on the one year anniversary of the Initial Vesting Period.

         On September 17, 2002 the Company entered into a Consulting Service Agreement (the "Service Agreement") with an unrelated third party (the "Consultant"). The services by the Consultant include media and investor relations. The initial term of the Service Agreement is for a period from September 23, 2002 through November 30, 2003. For this service the Company is required to pay in advance $5,500 per month, as well as reasonable out-of-pocket expenses not to exceed $1,500 per month. As part of the Service Agreement the Consultant has been granted 200,000 options to purchase an equal number of common stock at an exercise price of $2.75 per share through September 30, 2004. The Company agrees to make all necessary legal and regulatory filings to enable the issuance of the option agreement to the Consultant. The Service Agreement includes piggyback registration rights.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 10 - COMMITMENTS AND CONTINGENCIES - continued

         Legal Proceedings

         On February 19, 2003 an action was brought against the Company in the Court of Queen's Bench of Alberta (Canada), Judicial District of Calgary. The allegation is that the Company owes monies to the plaintiffs pursuant to a Share Purchase Agreement dated May 30, 2002. The plaintiffs are seeking approximately $221,000 plus accrued interest at 6% per annum from January 15, 2003. The Company has filed a Statement of Defense and Counterclaim based upon management's believe that certain of the Westerra wells purchased were represented as being proven/producing when they were non producing. The Company believes its position has merit but can offer no assurance as to the outcome.

         Leases

         The Company has an operating lease for its corporate headquarters. The lease expires on December 31, 2005 and requires annual payments of approximately $37,400.

NOTE 11 - CONCENTRATIONS

         At December 31, 2002 all of the Company's cash is held outside of the United States. The Company had deposits with commercial financial institutions which at times, may exceed the Canadian insured limits of approximately $40,000. Management has placed these funds in high quality institutions in order to minimize the risk.

         At December 31, 2002 the Company had three customers that accounted for 50.0% of the accounts receivable. For the period from April 1, 2002 through December 31, 2002 the Company had one customer that accounted for 10.8% of the Company's revenue.

NOTE 12 - SEGMENT AND GEOGRAPHIC INFORMATION

         The Company operates in one business segment which includes the exploration and production of oil and natural gas. The Company conducts all of its operations in Canada. Information about the Company's assets in different geographic locations as of December 31, 2002 is shown below pursuant to the provisions of SFAS 131, "Disclosures About Segments of an Enterprise and Related Information."

         Total Assets are as follows:

                  Canada                                $      6,973,403
                  United States                                  187,800
                                                        ----------------
                    Total Assets                        $      7,161,203
                                                        ================

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 13 - SIGNIFICANT TRANSACTION

         On March 6, 2003 the Company has entered into a Purchase Agreement among certain shareholders (the "Selling Shareholders") of Quarry Oil and Gas Ltd ("Quarry'), an Alberta corporation, to acquire 47% of the outstanding common stock of Quarry for approximately $5,800,000 in cash. As part of the Purchase Agreement the Company has agreed to one of the three following post closing activities: introduce to Quarry an experienced management team, subject to approval of the Selling Shareholders, make an offer, within 60 days of the closing, to acquire the remaining outstanding common stock of Quarry at a price of not less then the original purchase price or subscribe, within 90 days of the closing date, to a material private placement of Quarry common stock at a subscription price per share of not less than the purchase price. The Company anticipates completing this Purchase Agreement within the near term.

NOTE 14 - SUPPLEMENTAL INFORMATION (UNAUDITED)

         The following supplemental information regarding oil and natural gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and SFAS No. 69, "Disclosures About Oil and Gas Producing Activities." Following is a summary of the estimated quantities of the Company's crude oil and natural gas reserves for the years indicated, as estimated by a qualified engineering firm, as of December 31, 2002. All of the Company's reserves are located in Canada. Proved reserves cannot be measured exactly because the estimation of reserves involves numerous judgmental determinations. Accordingly, reserve estimates must be continually revised as a result of new information obtained from drilling production history, new geological and geophysical data and changes in economic conditions.

                                                               Oil             Natural Gas
         Quantity of Oil and Natural Gas Reserves             (Bbls)              (Mcf)
                                                            ----------          ----------
         Total proved reserves at December 31, 2001                 --                  --
           Acquisition                                         159,953           1,988,428
           Production                                          (13,253)           (314,428)
                                                            ----------          ----------

         Total proved reserves at December 31, 2002            146,700           1,674,000
                                                            ==========          ==========

         Proved developed reserves:
           December 31, 2002                                    13,200             207,000
                                                            ==========          ==========


         The following table sets forth the aggregate amounts of capitalized costs relating to the Company's oil and natural gas producing activities and the aggregate amount of related accumulated depletion as of December 31, 2002:

         Unproved properties not being amortized         $   110,000
         Proved properties being amortized                 5,520,705
         Less accumulated depletion                         (961,332)
                                                         -----------

           Net capitalized costs                         $ 4,669,373
                                                         ===========

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 14 - SUPPLEMENTAL INFORMATION (UNAUDITED) - continued

         The following table reflects the costs incurred in oil and natural gas property acquisition, exploration, and development activities during the year ended December 31, 2002:

                  Property and acquisition costs        $      3,575,317
                  Exploration costs                                   --
                  Development costs                            2,055,388
                                                        ----------------

                                                        $      5,630,705
                                                        ================

         Standardized Measure of Discounted Future Net Cash Flows

         The following table reflects the Standardized Measure of Discounted Future Net Cash Flows relating to the Company's interest in proved oil and gas reserves as of December 31, 2002:

         Future cash inflows                                       $ 12,207,000
         Future development costs                                       (71,000)
         Future production costs                                     (4,586,000)
                                                                   ------------
         Future net cash inflows before income taxes                  7,550,000

         Future income taxes                                         (1,092,000)
                                                                   ------------
         Future net cash flows                                        6,458,000
         10% discount factor                                         (1,516,000)
                                                                   ------------

         Standardized measure of discounted future net cash inflow $  4,942,000
                                                                   ============

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2003
                                   (Unaudited)

                                     ASSETS

Current Assets:
            Cash                                                                   $  7,996,544
            Accounts receivable and other current assets                              1,830,535
                                                                                   ------------

              Total current assets                                                    9,827,079

         Available-for-sale securities                                                  138,108
         Restricted cash                                                                 64,267
         Property and equipment, net of accumulated depreciation
            and depletion of $2,029,370                                               4,951,951
                                                                                   ------------

                                                                                   $ 14,981,405
                                                                                   ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY


         Current Liabilities:
            Current portion of long term debt                                      $     79,200
            Accounts payable and accrued expenses                                       613,306
            Accrued interest payable                                                    210,000
            Income tax payable                                                           76,957
                                                                                   ------------

              Total current liabilities                                                 979,463

         Long term debt net of current portion                                        5,191,139
         Obligation for site restoration                                                 83,580
         Deferred income tax payable                                                     69,611
                                                                                   ------------

                                                                                      6,323,793
         Stockholders' Equity:
            Preferred stock:  4,977,250 shares authorized
              Series A; stated value $100, 5% cumulative dividend; 17,500 shares
                authorized, issued and outstanding                                    1,750,000
              Series B; stated value $100, 5% cumulative dividend, 5,250 shares
                authorized, issued and outstanding                                      525,000
            Common stock; $.001 par value, 100,000,000 shares authorized,
              16,433,000 shares issued and outstanding                                   16,433
            Additional paid in capital                                                6,635,292
            Accumulated other comprehensive income                                    1,506,744
            Accumulated deficit                                                      (1,775,857)
                                                                                   ------------

              Total stockholders' equity                                              8,657,612
                                                                                   ------------
                                                                                   $ 14,981,405
                                                                                   ============

See Notes to Consolidated Financial Statements.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                              Six Months Ended                  Three Months Ended
                                                                  June 30,                              June 30,
                                                      -------------------------------       -------------------------------
                                                          2003               2002               2003               2002
                                                      ------------       ------------       ------------       ------------
Revenue:
   Oil and gas production                             $  1,932,192       $    297,206       $    858,050       $    297,206
   Other                                                    26,179              7,392             26,179              7,306
                                                      ------------       ------------       ------------       ------------

     Total revenue                                       1,958,371            304,598            884,229            304,512
                                                      ------------       ------------       ------------       ------------

Royalties expense:
   Crown royalties                                         267,811             49,225            133,458             49,225
   Freehold royalties                                       73,474             22,576             30,768             22,576
   Gross overriding royalties                               59,711                 --             39,702                 --
                                                      ------------       ------------       ------------       ------------

     Total royalties expense                               400,996             71,801            203,928             71,801
                                                      ------------       ------------       ------------       ------------

Net oil and gas revenue                                  1,557,375            232,797            680,301            232,711
                                                      ------------       ------------       ------------       ------------

Expenses:
   General and administrative                              559,667            148,103            311,880             42,520
   Operating                                               377,010             82,327            226,064             82,327
   Interest                                                393,791             22,082            211,165             22,082
Depletion and site restoration                           1,087,124             88,650            507,423             88,650
                                                      ------------       ------------       ------------       ------------

     Total expenses                                      2,417,592            341,162          1,256,532            235,579
                                                      ------------       ------------       ------------       ------------

Loss before provision for income taxes                    (860,217)          (108,365)          (576,231)            (2,868)
                                                      ------------       ------------       ------------       ------------

Provision (benefit) for income taxes                        54,488                 --            (42,100)                --
                                                      ------------       ------------       ------------       ------------

Net loss                                                  (914,705)          (108,365)          (534,131)            (2,868)

Other comprehensive income (loss), net of taxes:
     Foreign translation gain (loss)                     1,434,045           (120,490)         1,005,387           (120,490)
                                                      ------------       ------------       ------------       ------------

     Comprehensive income (loss)                      $    519,340       $   (228,855)      $    471,256       $   (123,358)
                                                      ============       ============       ============       ============


Basic loss per common share                           $      (0.06)      $          *       $      (0.03)      $          *
                                                      ============       ============       ============       ============

Basic weighted average common shares
   outstanding                                          16,096,983         33,649,757         16,433,000         35,947,978
                                                      ============       ============       ============       ============


* Amount is less than $.01

See Notes to Consolidated Financial Statements.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            SIX MONTHS ENDED JUNE 30,
                                   (Unaudited)

                                                                  2003              2002
                                                               -----------       -----------
Cash flows from operating activities:
Net loss                                                       $  (914,705)      $  (108,365)
Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation and depletion                                  1,066,682            75,063
     Allowance for site restoration                                 40,667            13,587
     Warrants issued for interest                                  181,260                --
     Options and warrants issued for services                      127,500                --
     Deferred income taxes                                          41,455                --
   Change in operating assets and liabilities:
     Accounts receivable and other current assets                 (622,565)          (58,230)
     Other assets                                                       --             3,000
     Accounts payable and accrued expenses                        (414,195)         (119,756)
     Accrued interest payable                                      210,000                --
     Income tax payable                                             76,957                --
                                                               -----------       -----------

Net cash used in operating activities                             (206,944)         (194,701)
                                                               -----------       -----------


Cash flows from investing activities:
   Purchases of property and equipment                          (1,337,047)         (101,913)
   Restricted cash                                                  (9,374)               --
   Purchase of available-for-sale securities                      (138,108)               --
   Acquisition of business                                              --        (1,838,620)
                                                               -----------       -----------

Net cash used in investing activities                           (1,484,529)       (1,940,533)
                                                               -----------       -----------

Cash flows from financing activities:
   Proceeds from long term debt                                  4,500,000         1,350,000
   Proceeds from the sale of units                               2,400,750                --
   Proceeds from sale of common stock                                   --         1,750,000
   Proceeds from sale of Series A Preferred Stock                       --           500,000
                                                               -----------       -----------

Net cash provided by financing activities                        6,900,750         3,600,000
                                                               -----------       -----------

Effect of exchange rate changes on cash                          1,570,513            47,182
                                                               -----------       -----------

Increase in cash                                                 6,779,790         1,511,948

Cash, beginning of period                                        1,216,754            17,289
                                                               -----------       -----------

Cash, end of period                                            $ 7,996,544       $ 1,529,237
                                                               ===========       ===========

Supplemental disclosure of non-cash financing activities:
   Conversion of debt to Series A Preferred Stock              $        --       $ 1,250,000
                                                               ===========       ===========
   Common stock issued for acquisition                         $        --       $ 2,108,421
                                                               ===========       ===========
   Options and warrants issued for services                    $   127,500       $        --
                                                               ===========       ===========

See Notes to Consolidated Financial Statements

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2003
                                   (Unaudited)

Note 1 - Nature of Business

         Assure Energy, Inc. (the "Company") was incorporated in the State of Delaware on August 11, 1999. The Company, through its wholly owned Canadian subsidiaries Assure Oil & Gas Corp. and Westerra 2000, Inc., is engaged in the exploration, development and production of oil and natural gas properties in the Canadian providences of Alberta and Saskatchewan.

Note 2 - Basis of Presentation

         The  accompanying   unaudited  consolidated  financial  statements  and
         related footnotes have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission for Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information read the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002. The results of operations for the six-months ended June 30, 2003 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2003.

         The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Note 3 - Summary of Significant Accounting Policies

         Stock based compensation

         Effective January 1, 2003, the Company adopted the fair value of accounting for stock based based compensation following the provisions of Statement of Financial Accounting Standards No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure" an amendment of SFAS No. 123.

                                                                    Six Months
                                                                       Ended
                                                                   June 30, 2003
                                                                   -------------
Net loss (as reported)
                                                                   $  (914,705)
Deduct:  Total stock based compensation expense determined
  under the fair value based method for all awards granted,
  modified or settled during the period, net of related taxes               --
                                                                   -----------

Pro forma net loss                                                 $  (914,705)
                                                                   ===========

Basic, as reported                                                 $     (0.06)
                                                                   ===========

Basic, pro forma                                                   $     (0.06)
                                                                   ===========

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2003
                                   (Unaudited)

Note 3 - Summary of Significant Accounting Policies - continued

         Investments in Marketable Securities

         The Company's investments in marketable equity securities have been classified as available-for-sale. Accordingly, they are carried at fair value, with unrealized gains and losses, net of related tax effects, reported as a separate component of stockholders' equity (deficiency) and accumulated other comprehensive income (loss). At June 30, 2003 the unrealized loss was not material.

         Use of estimates

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Recent accounting pronouncements

         In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149 (SFAS 149), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends SFAS 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires contracts with similar characteristics to be accounted for on a comparable basis. The Company is in the process of assessing the effect of SFAS 149 and does not expect the adoption of the statement, which will be effective for contracts entered into or modified after June 30, 2003, to have a material effect on its financial position or results of operations.

         In  May  2003,  the  FASB  issued  Statement  of  Financial  Accounting
         Standards No. 150 (SFAS 150), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards on the classification and measurement of financial instruments with characteristics of both liabilities and equity. SFAS 150 will become effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 has not had a material effect on the Company's financial position or results of operations.

         In November 2002, the FASB issued Emerging Issues Task Force (EITF) Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." EITF 00-21 addresses certain aspects of the accounting by a company for arrangements under which it will perform multiple revenue-generating activities. EITF 00-21 addresses when and how an arrangement involving multiple deliverables should be divided into separate units of accounting. EITF 00-21 provides guidance with respect to the effect of certain customer rights due to company nonperformance on the recognition of revenue allocated to delivered units of accounting. EITF 00-21 also addresses the impact on the measurement and/or allocation of arrangement consideration of customer cancellation provisions and consideration that varies as a result of future actions of the customer or the company. Finally, EITF 00-21 provides guidance with respect to the recognition of the cost of certain deliverables that are excluded from the revenue accounting arrangement. The provisions of EITF 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 has not had a material effect on its financial position or results of operations.

         Management does not believe that any recently issued, but not yet effective accounting pronouncements, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

                      ASSURE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2003
                                   (Unaudited)


Note 4 - Subsequent event

On July 28, 2003 the Company acquired 6,267,500 shares of Quarry Oil & Gas Ltd. ("Quarry") pursuant to an agreement dated March 6, 2003, involving the purchase of an aggregate of 6,750,000 Quarry shares. As of August 8, 2003 the Company acquired an additional 438,000 shares of Quarry. The Company is presently awaiting receipt of another 44,500 shares. These 6,750,000 shares together with 169,900 shares previously purchased by the Company represent approximately 48.5% of the outstanding common shares of Quarry. The aggregate purchase price for the 6,750,000 Quarry shares acquired pursuant to the March 6, 2003 agreement was approximately $6,400,000 which was paid in cash. Quarry is an oil and natural gas exploration and development company located in Calgary, Canada with properties in Alberta and British Columbia

                                  EXHIBIT INDEX

                      SEC Report
                       Reference
Exhibit No.             Number                                          Description
-----------             ------                                          -----------
   2.1                   2.1                  Asset  Purchase  Agreement  dated March 14, 2002 between  Registrant and
                                              Inventoy.com International, Inc.(1)

   2.2                   2.1                  Acquisition  Agreement  dated  April 23,  2002 by and among  Registrant,
                                              Assure Oil & Gas Corp. ("Assure") and the shareholders of Assure (2)

   2.3                   2.1                  Share Purchase  Agreement dated May 30, 2002 by and among Assure Oil and
                                              Gas Corp., and Gary Freitag, Garth R. Keyte and Evan Stephens.(3)

   2.4                   2.1                  Stock Exchange  Agreement dated August 27, 2002 by and among Registrant,
                                              Inventoy.com  International  Inc., Kaplan Design Group,  Douglas Kaplan,
                                              Ed Kaplan and Ron Beit-Halachmy.(4)

   2.5                   2.1                  Share  Purchase  Agreement  dated  March  6,  2003 by and  among  Assure
                                              Energy,   Inc.,   and  Al  J.   Kroontje,   Trevor  G.  Penford,   Karen
                                              Brawley-Hogg,  Donald J. Brown, Troon Investments,  Ltd., and Quarry Oil
                                              & Gas, Ltd. (9)

   2.6                   2.2                  Amending  Agreement dated March 26, 2003 to March 6, 2003 Share Purchase
                                              Agreement. (9)

   2.7                   2.3                  Amending  Agreement  No. 2 dated  April 11,  2003 to March 6, 2003 Share
                                              Purchase Agreement. (9)

   2.8                   2.1                  Agreement  and Plan of Merger  dated as of  September  9,  2003  between
                                              Assure Energy,  Inc., a Delaware  corporation and Assure Energy, Inc., a
                                              Nevada corporation. (10)

   2.9                   2.2                  Certificate  of Merger as filed  with the  Delaware  Secretary  of State effective September 11, 2003. (10)

   2.10                  2.3                  Articles  of  Merger  as filed  with the  Nevada  Secretary  of State on
                                              September 11, 2003. (10)

   2.11                                       Form of Articles of Conversion(11)

   2.12                                       Form of Plan of Conversion(11)

   2.13                                       Form of Articles of Continuance(11)

                      SEC Report
                       Reference
Exhibit No.             Number                                          Description
-----------             ------                                          -----------
   3.1                   3.1                  Certificate of Incorporation of Registrant as filed August 11, 1999.(5)

   3.2                   3.1                  Certificate of Amendment to Certificate of  Incorporation  of Registrant
                                              filed February 15, 2002.(6)

   3.3                   3.1                  Certificate of Amendment to Certificate of  Incorporation  of Registrant
                                              filed May 1, 2002.(2)

   3.4                   3.2                  By-Laws of Assure Energy, Inc., a Delaware corporation.(5)

   3.5                   3.1                  Articles of Incorporation of Assure Energy,  Inc., a Nevada  corporation as filed with the Nevada Secretary of State on September 3, 2003. (10)

   3.6                   3.2                  By-Laws of Assure Energy, Inc., a Nevada corporation. (10)

   3.7                                        Form of By-Laws of Assure Energy, Inc., an Alberta corporation(11)

   4.1                   4.1                  Registration  Rights Agreement dated as of April 23, 2002 by and between
                                              Registrant and the shareholders of Assure Oil & Gas Corp.(1)

   4.3                   4.3                  Certificate  of   Designation,   Preferences  and  Rights  of  Series  A
                                              Preferred Stock of Registrant as filed on June 7, 2002(8)

   4.4.                  4.1                  Certificate  of   Designation,   Preferences  and  Rights  of  Series  B
                                              Preferred Stock of Registrant as filed on August 28, 2002.(4)

   5.1                                        Opinion of  Gottbetter  & Partners,  LLP  regarding  the validity of the securities issued hereby(11)

   10.1                  10.1                 Promissory Note dated April 23, 2002 (2)

   10.2                  10.1                 Convertible Preferred Stock Purchase Agreement dated August 27, 2002 (4)

   10.3                  10.1                 Employment  Agreement dated as of September 12, 2002 between  Registrant and Suzanne West.(7)

   10.4                  10.4                 Convertible  Preferred  Stock  Purchase  Agreement  dated  as of June 1,
                                              2002(8)

   10.5                  10.5                 Employment  Agreement dated as of September 17, 2002 between  Registrant and Harvey Lalach(8)

                      SEC Report
                       Reference
Exhibit No.             Number                                          Description
-----------             ------                                          -----------
   10.6                  10.6                 Stock Option Agreement made as of September 17, 2002 between  Registrant and Harvey Lalach(8)

   10.7                  10.7                 Stock Option  Agreement  made as of October 1, 2002  between  Registrant and James Golla(8)

   10.8                  10.8                 Stock Option  Agreement  made as of October 1, 2002  between  Registrant and Primoris Group Inc.(8)

   10.9                  10.9                 Subordinated Promissory Note dated December 28, 2002(8)

   10.10                 10.10                Subordinated Promissory Note with Warrant dated March 15, 2003(8)

   21                                         List of subsidiaries of Registrant (11)

   23.1                                       Consent of Independent Auditors(11)

   23.2                                       Consent of Gottbetter & Partners, LLP. (included in Exhibit 5.1)


(1) Filed with the Securities and Exchange Commission on May 1, 2002 as an exhibit, numbered as indicated above, to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended January 31, 2002, which exhibit is incorporated herein by reference.

(2) Filed with the Securities and Exchange Commission on May 8, 2002, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8-K dated April 23, 2002, which Exhibit is incorporated herein by reference.

(3) Filed with the Securities and Exchange Commission on June 14, 2002, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8K dated May 30, 2002, which exhibit is incorporated herein by reference.

(4) Filed with the Securities and Exchange Commission on September 11, 2002, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8K dated August 27, 2002, which exhibit is incorporated herein by reference.

(5) Filed with the Securities and Exchange Commission on May 25, 2001 as an exhibit, numbered as indicated above, to the Registrants' registration statement on Form SB-2, which exhibit is incorporated herein by reference.

(6) Filed with the Securities and Exchange Commission on April 8, 2002, as an exhibit, numbered as indicated above, to the Registrant's Transition Report on Form 10-QSB for the transition period from August 1, 2001 to December 31, 2001, which exhibit is incorporated herein by reference.

(7) Filed with the Securities and Exchange Commission on November 19, 2002, as an exhibit, numbered as indicated above to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2002, which exhibit is incorporated herein by reference.

(8) Filed with the Securities and Exchange Commission on April 15, 2003, as an exhibit, numbered as indicated above to the Registrant's Annual Report on Form 10KSB for the year ended December 31, 2002, which exhibit is incorporated herein by reference.

(9) Filed with the Securities and Exchange Commission on August 11, 2003, as an exhibit, numbered as indicated above to the Registrant's Current Report on Form 8K dated July 28, 2003, which exhibit is incorporated herein by reference.

(10) Filed with the Securities and Exchange Commission on September 25, 2003, as an exhibit, numbered as indicated above to the Registrant's Current Report on Form 8K dated September 11, 2003, which exhibit is incorporated herein by reference.

(11) Filed herewith.